                                                                   EXHIBIT 10.10

                            OFFICE LEASE AGREEMENT

                                    BETWEEN

                COMMERCE COURT PROPERTY HOLDING TRUST, Landlord

                                      AND

                       WESCO DISTRIBUTION, INC., Tenant

                             DATED:  May 24, 1995

                               TABLE OF CONTENTS

PARTIES..................................................................... 1

SCHEDULE OF LEASE TERMS..................................................... 1

PREMISES.................................................................... 1

TERM AND POSSESSION......................................................... 2

COMPLETION OF IMPROVEMENTS.................................................. 3

RENT........................................................................ 3

SECURITY DEPOSIT............................................................ 4

ADDITIONAL RENT............................................................. 4

LATE RENTAL PAYMENTS........................................................12

USE OF PREMISES - RULES & REGULATIONS.......................................12

ALTERATIONS AND ADDITIONS...................................................12

BUILDING SERVICES...........................................................14

ASSIGNMENT AND SUBLETTING...................................................17

INSPECTION..................................................................18

REPAIRS.....................................................................19

SURRENDER OF PREMISES.......................................................20

INDEMNIFICATION AND LIABILITY...............................................20

INSURANCE...................................................................21

DAMAGE AND DESTRUCTION......................................................22

CONDEMNATION.............................23

SUBORDINATION AND ATTORNMENT.............24

ESTOPPEL CERTIFICATES....................25

DEFAULT..................................25

ACCELERATED RENT.........................26

REMEDIES.................................26

CONFESSION OF JUDGMENT AND EJECTMENT.....27

WAIVER...................................27

QUIET ENJOYMENT..........................28

UNAVOIDABLE DELAY........................28

SUCCESSORS AND MULTIPLE PARTIES..........28

GOVERNING LAW............................29

SEPARABILITY.............................29

CAPTIONS.................................29

GENDER...................................29

NOTICES..................................29

BROKERS..................................30

LEASE NOT AN OFFER.......................30

RENT CONTROL.............................30

LANDLORD'S EXCULPATORY...................30

RELOCATION OF TENANT.....................31

COMPLIANCE WITH LAWS.....................31

EXHIBITS.................................31

MODIFICATIONS............................32

HOLDOVER BY TENANT.......................32

RENEWAL OPTIONS..........................32

ABATEMENT................................33

MOVE-IN AND MOVING ALLOWANCE.............34

DESIGN ALLOWANCE.........................34

PARKING SPACES...........................35

SATELLITE TERMINAL.......................35

HAZARDOUS MATERIALS......................36

RIGHT OF FIRST OFFER.....................37

OPTION SPACE.............................38

Exhibit A - Description of Property
Exhibit B - Work Letter Agreement
Exhibit C - Rules and Regulations
Exhibit D - Housekeeping Specification
Exhibit E - Description of Option Space

                            SCHEDULE OF LEASE TERMS
                            -----------------------


1.   TENANT:   WESCO Distribution, Inc., having an office at One Riverfront
               Center, Pittsburgh, Pennsylvania 15222.

2.   PREMISES: The premises shown on Exhibit A, initialed and attached hereto, being part of the 6th floor and part of the 7th floor of the Building. The square foot area of the Premises will for all purposes be deemed to be 53,504 square feet of rentable area.

3.   TERM:     September 1, 1995 ("Commencement Date") to August 31, 2002
               ("Expiration Date"), together with any extension of renewal thereof.

4.   RENT:     (a)  Total Minimum Rent:  $6,741,504 payable in equal monthly installments as follows:

                                                       COST PER
                                                       RENTABLE SQUARE
MONTH(S)                     MONTHLY INSTALLMENT       FOOT PER ANNUM
September 1, 1995
through August 31, 2002           $ 80,256                 $ 18.00

Total Minimum Rent and the monthly installments thereof shall be subject to Paragraph 46 of this Lease.

               (b)  Additional Rent:  as set forth in Lease.

5.   SECURITY DEPOSIT:   Not applicable.

6. TENANT'S PROPORTIONATE SHARE: 16.21% (53,504 sq.ft./330,109 sq. ft.) (300,109 square feet is the rentable square footage of the office portion of the Building.)

7.   BASE YEAR:   1995.

8.   USE OF PREMISES:   General office use.

9.   ADDRESS FOR PAYMENT OF RENT:  Commerce Court Property Holding Trust
                                   c/o Management Office
                                   Four Station Square
                                   Pittsburgh, Pennsylvania  15219

10.  BROKERS INVOLVED IN LEASE:    Grubb & Ellis and Pennsylvania Commercial
                                   Real Estate, Inc.


Landlord's initials:

/s/
--------------------------------------


Tenant's initials:

/s/
--------------------------------------

                            COMMERCE COURT BUILDING

                                     LEASE


                                    PARTIES
                                    -------

1. THIS LEASE is made and entered into this ____ day of May, 1995, by and between COMMERCE COURT PROPERTY HOLDING TRUST, a Pennsylvania business trust, having an office at c/o Management Office, Commerce Court Building, Four Station Square, Suite 760, Pittsburgh, Pennsylvania 15219 ("Landlord"), and the tenant ("Tenant") referred to in Paragraph 1 of the Schedule of Lease Terms which is annexed to the front of this Lease ("Schedule of Lease Terms").

                            SCHEDULE OF LEASE TERMS
                            -----------------------

2. Landlord and Tenant agree that the Schedule of Lease Terms (including without limitation all defined terms used therein) is hereby incorporated by reference into this Lease and that the provisions are binding on Landlord and Tenant. In the event of any discrepancy, inconsistency or ambiguity between the Schedule of Lease Terms and any other provision of this Lease, the Schedule of Lease Terms shall govern.

                                   PREMISES
                                   --------

3. Landlord hereby leases to Tenant, and Tenant hereby takes and hires from Landlord the Premises (as defined in the Schedule of Lease Terms) for the Term and upon the conditions and agreements set forth in this Lease, which Premises are located in the Commerce Court Building, Four Station Square, City of Pittsburgh, Allegheny County, Pennsylvania 15219 (said Commerce Court Building, together with all or any portion thereof, being referred to herein as the "Building"). The parties hereby agree that the number of rentable square feet in the Premises is set forth on the Schedule of Lease Terms. The Tenant acknowledges and agrees that (a) the square feet of rentable area in the Premises is greater than the square feet of "usable area" in the Premises, (b) the rent for the Premises has been calculated based upon the square feet of rentable area in the Premises (and not upon the square feet of usable area in the Premises), and (c) the square feet of rentable area in the Premises set forth on the Schedule of Lease

     Terms will for all purposes be deemed to be the square feet of rentable area in the Premises.

     Tenant shall have the right to use the fire stairs between the 6th and 7th floor portions of the Premises as a communicating stairwell (i.e. Tenant's employees may utilize such stairwell to walk between the floors), provided that as part of the work to be performed by Tenant pursuant to the Work Agreement (as hereinafter defined), Tenant shall install and maintain card readers (or other reasonably acceptable security systems) as a security device on the doors on the 6th and 7th floors of the Building leading to and from the eastern stairwell adjacent to the freight elevators in the Building. Such card readers and Tenant's use of the fire stairwell must be in compliance with all applicable health, fire and safety laws, rules and regulations and Landlord's insurance company requirements.

                              TERM AND POSSESSION
                              -------------------

4. The Term shall commence on the Commencement Date (as defined in the Schedule of Lease Terms) and end at 5:00 o'clock p.m. on the Expiration Date (as defined in the Schedule of Lease Terms), unless sooner terminated or extended as may be hereinafter provided.

     If Landlord fails i) to tender possession of the Premises on or before the Commencement Date, or ii) to timely substantially complete the work to be performed by Landlord pursuant to subparagraph (a) of the Work Agreement ("Landlord's Work"), for any reason other than an omission, delay or default caused by Tenant or Tenant's agents, then the Abatement Period (as defined in Paragraph 46 hereof) and the Term shall be extended on a day-by-day basis for each day that Landlord does not so tender possession of the Premises or timely substantially complete Landlord's Work. Tenant hereby accepts such abatement and extension of the Term in full settlement of any and all claims Tenant may have against Landlord arising from Landlord's failure to tender possession on the Commencement Date or to timely substantially complete Landlord's Work. Additionally, such day-for-day extension of the Abatement Period and Term shall apply for each day beyond September 1, 1995, but in no event beyond September 30, 1995, that Tenant has been unable to substantially complete the Tenant Improvements (as defined in the Work Agreement). Notwithstanding the foregoing, in the event that the Landlord fails to tender possession of the Premises to Tenant, with Landlord's Work substantially completed, on or before October 1, 1995, for any reason other than an omission, delay or default caused by i) Tenant or Tenant's agents, or ii) one of the matters described in Paragraph 29 hereof,

     Tenant shall have the right, by providing written notice to Landlord after such date but prior to the Premises becoming available for occupancy, to cancel this Lease whereupon this Lease shall become null and void and each party shall be relieved of any further liability to the other. For purposes hereof, the timely substantial completion of Landlord's Work shall be determined in accordance with a schedule to be agreed upon by Landlord and Tenant promptly following execution hereof by both parties.

     Tenant, by its taking possession of the Premises for purposes of occupying the same for use as a business office [(but not, for purposes of performing the Tenant Improvements (as defined in the Work Agreement)], thereby acknowledges that it has inspected the Premises and any improvements made pursuant to the Work Agreement described in Paragraph 5 hereof and thereby accepts the Premises and any such improvements in their then present condition and as suited for the use intended by Tenant, subject to the repair by Landlord of any latent defects in Landlord's Work.

                          COMPLETION OF IMPROVEMENTS
                          --------------------------

5. Contemporaneously with the execution of this Lease, Landlord and Tenant have entered into an agreement setting forth the improvements to be made to the Premises (the "Work Agreement"), attached hereto as Exhibit B and incorporated by reference herein. Title to the improvements shall vest in the Landlord immediately upon installation on the Premises.

                                     RENT
                                     ----

6. Tenant shall pay to Landlord the Total Minimum Rent (as defined in the Schedule of Lease Terms). The Total Minimum Rent shall be paid in the monthly installments set forth on the Schedule of Lease Terms, each such monthly installment being payable on or before the first business day of each calendar month in advance and without demand, counterclaim (unless Tenant would lose its legal right to bring such counterclaim against Landlord as a result of making such rental payment) or offset, beginning on the Commencement Date and continuing until the Expiration Date. In the event the Commencement Date is a day other than the first business day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date, a pro rata portion of the monthly installment of Total Minimum Rent to be based on the number of days remaining in such partial month after the Commencement Date.

     Tenant shall also pay to Landlord, in addition to the Total Minimum Rent, in monthly installments, each such monthly installment being payable on or before the first business day of each calendar month, any and all sums of money, charges or other amounts required to be paid by Tenant to Landlord or to another person under this Lease, including, but not limited to, the amounts payable pursuant to Paragraph 8 of this Lease (collectively, "Additional Rent") (the Total Minimum Rent, together with all Additional Rent, being collectively defined as "Rent"). Non-payment of Additional Rent when due shall, at Landlord's option, constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as non-payment of Total Minimum Rent.

     All payments of Rent shall be mailed to the address set forth in the Schedule of Lease Terms, or to such other address as Landlord from time to time shall designate by written notice to Tenant.

                               SECURITY DEPOSIT
                               ----------------

7.   INTENTIONALLY OMITTED.


                                ADDITIONAL RENT
                                ---------------

8. During each calendar year or portion thereof included in the Term, Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of any increase in the following items over (i) the amount paid or accrued by Landlord for such items in the Base Year, plus (ii) for calendar years after 1996, the amount of the 1996 Additional Rent Abatement (as defined in subparagraph 46(b) hereof), if any.

     (1)  Operating Expenses (as defined in subparagraph (b) hereof); and

     (2)  Taxes (as defined in subparagraph (c) hereof).

     Commencing on January 1, 1996, Landlord and Tenant agree that Tenant shall pay monthly in advance, during the Term on the same day that Rent is paid, an amount equal to one-twelfth of Landlord's estimate of the Operating Expenses and Taxes for such following calendar year. Landlord shall make an estimate of the Operating Expenses and Taxes and notify the Tenant.

     On or before May 1, 1997 and thereafter on or before May 1 of each year of the Term, Landlord shall provide Tenant a statement setting forth the actual Operating Expenses and Taxes for the preceding calendar year ("Operating Expense Statement") and a proposed operating budget for such matters for the current calendar year. The Operating Expense Statement shall be certified as true and accurate by Landlord and shall be accompanied by a breakdown of Operating Expenses and Taxes with such supporting detail as shall reasonably be requested in writing by Tenant. Within 30 days after delivery of such statement to Tenant, an adjustment shall thereupon be made between Landlord and Tenant to reflect any difference between Tenant's payment hereunder and the actual Operating Expenses and Taxes for the preceding calendar year and payment shall be made in accordance with the last sentence of this grammatical paragraph. Failure of Landlord to provide such estimates and statements on a timely basis shall not in any way constitute a waiver of Landlord's entitlement to receive such payments, except that Tenant shall not be required to make any payments of Operating Expenses and Taxes requested by Landlord pursuant to a requested adjustment if Landlord has not substantially complied with its obligations pursuant to this grammatical paragraph on or before July 31 of the year in which such adjustment is requested. The foregoing shall not relieve Tenant of its obligation to pay Total Minimum Rent or any portion of Additional Rent, except the portion of Additional Rent that may be requested pursuant to an adjustment request made by Landlord in the year in which Landlord has substantially failed to fulfill its obligations hereunder in accordance with the provisions of this grammatical paragraph. In no event, however, shall the monthly rent paid by Tenant be less than the Rent due pursuant to Paragraph 6 of this Lease and Paragraph 4 of the Schedule of Lease Terms. In the event that the Operating Expense Statement discloses that the Additional Rent paid by Tenant as Tenant's Proportionate Share of Operating Expenses and Taxes is greater or less than the amount actually incurred, the appropriate party shall reimburse the other for such amount within thirty (30) days after the receipt of such statement.

     The Operating Expenses and Taxes due under the terms and conditions of this Lease shall be payable by Tenant without any setoff or deduction.

     If the Building is less than 95% occupied during 1995 or any calendar year thereafter during the Term, Landlord shall adjust the Operating Expenses (including any management fees) for 1995 or such following calendar year on the basis of a 95% occupancy rate of all rentable area in the Building, for the purposes for which such areas have been constructed, without regard to any abatements, curtailments or reductions in rent reserved under any lease or any portion of the Building.

     For purposes of this Paragraph 8, the following terms shall have the following meanings:

     (a) "Base Year" shall mean the year set forth as the Base Year on the Schedule of Lease Terms.

     (b) "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the management and operation of the Building and the land upon which it is situated (the "Land"), allocable in the reasonable discretion of Landlord to the office premises of the Building, including but not limited to:

          (1) Wages and salaries of all employees equal to or below the level of Building Manager engaged in operation and maintenance or security of the Building, including taxes, insurance and benefits related thereto;

          (2) All supplies and materials used in the operation and maintenance of the Building;

          (3) Cost of all utilities for the Building, including the cost of water and power, heating, lighting, air conditioning and ventilating for the Building, all at Landlord's cost for the same;

          (4) Cost of all maintenance and service agreements for the Building and the equipment therein, including alarm service, window cleaning, elevator maintenance and janitorial service;

          (5) Cost of all insurance relating to the Building which Landlord is required to maintain hereunder or which Landlord reasonably deems is prudent to maintain;

          (6) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant);

          (7) Subject to the items specifically excluded below, the cost of any capital improvements which are intended to reduce Operating Expenses, which cost, together with interest on the unamortized balance at the prime rate of interest as announced from time to time by Mellon Bank, N.A. (the "Prime Rate") or such higher rate as may have been reasonably paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, shall be amortized over the useful life or economic life thereof as shall be determined in accordance with generally accepted accounting standards consistently applied;

          (8) Any common area and other costs allocable to the office premises of the Building payable to the Pittsburgh History and Landmarks Foundation (the "Foundation") as provided in the Reciprocal Easement and Operating Agreement in effect between Landlord and the Foundation dated May 19, 1981;

          (9) A management fee for the current or any future manager of the Building (the "Manager"), but not in excess of 4% of the annual gross rentals for the Building, excluding leasing or brokerage fees;

          (10) Such other costs and expenses as would be construed as operating expenses by a reasonably prudent owner or operator of a first-class building in the City of Pittsburgh.

     Anything in this Lease to the contrary notwithstanding, there shall be excluded from Operating Expenses the following items, all determined in accordance with generally accepted accounting principles:

          (1) Repairs or other work occasioned by fire, windstorm, other acts of God or other casualty of any insurance nature, or by the exercise of eminent domain;

          (2) Marketing costs, leasing commissions, brokerage fees, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants;

          (3) The costs of renovating or otherwise improving or decorating, painting or redecorating space (other than common areas) for tenants or other occupants, including permit, license and inspection costs for such renovations and improvements;

          (4) Landlord's costs for electricity and other services that are sold to tenants and for which Landlord is entitled to a specific reimbursement by tenants as an additional charge;

          (5) Costs of a capital nature, including but not limited to capital improvements, capital repairs, capital equipment and capital tools, and alterations which are considered capital improvements and replacements, except depreciation for costs of capital improvements, repairs, equipment, etc. that are made or purchased for the purpose of reducing Operating Expenses or complying with Legal Requirements (as hereinafter defined);

          (6) Expenses in connection with services or other benefits of a type provided to another tenant which are not provided to Tenant;

          (7) Costs incurred due to violation by Landlord or any other tenant of the terms and conditions of any lease;

          (8) Amounts paid to any party, including a division or affiliate of Landlord providing materials, services, labor, or equipment to the extent that such costs exceed the competitive costs of such materials, services, labor or equipment were they provided by an unaffiliated party in any arms-length transaction;

          (9) Costs incurred in connection with compliance with handicap, life, fire and safety codes;

          (10) Costs incurred in curing a violation of environmental laws regarding the storage, use or disposal or hazardous materials or substances (as defined by applicable laws);

          (11) Costs of such nature as to be already included in the management fee paid by Landlord for the Building;

          (12) Bad debt loss, rent loss, or reserves for either of them;

          (13) Financing costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments;

          (14) Costs for sculpture, paintings or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;

          (15) Costs, fines or penalties incurred by Landlord due to violations of any Legal Requirements;

          (16) Lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased, except equipment leased for the purpose of reducing Operating Expenses or complying with Legal Requirements;

          (17) The cost of Building lobby upgrades, upgrades to common areas of the Building, costs of reconstruction of ceilings, costs of sprinklers, HVAC or abatement of hazardous materials or any costs incurred to bring the Building into compliance with the ADA (as hereinafter defined).

     Landlord further agrees that since one of the purposes of the Operating Expense provision in this Lease is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of 100 percent of the Operating Expenses actually paid by Landlord in connection with the operation of the Building, and (ii) Landlord shall make no profit from the collection of Operating Expenses from tenants.

     Taking into account the different Operating Expenses for the Building tenants, if for any calendar year commencing with 1996, the total increases charged to the Building tenants exceeds 100% of the actual increase in expenses paid by Landlord over the Operating Expenses for the Base Year, then Tenant's Proportionate Share of the amount in excess of 100 percent shall be returned to the Tenant as a credit against monthly Rent paid hereunder.

     (c) "Taxes" shall mean all federal, state and local governmental taxes, assessments, and charges (including transit or transit district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control, occupancy or operation of the Building or the Land (including without limitation all real estate taxes attributable to the Building and the Land), allocable in the reasonable discretion of Landlord to the office premises of the Building, or any tax against Landlord on rents and/or additional rents from the Building (including without limitation the Pittsburgh Business Privilege Tax) and/or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes) applicable to the Building. For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year, rather than Taxes which are assessed or become a lien during such year. There shall be included in Taxes for any year the amount of all reasonable fees, costs and expenses (including reasonable attorney's fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. The term "real estate taxes" shall mean all taxes and assessments, including special assessments, levied, assessed or imposed at any time by any governmental authority upon or against the Land and the Building, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Land and Building to the extent that same shall be in lieu of (and/or in lieu of an increase in) all or a portion of any of the aforesaid taxes or assessments upon or against the Land and Building. The term "real estate taxes" shall also include any taxes not presently in effect which may hereafter be assessed and levied by any governmental body or other authority against the Land, Building or Premises. If an assessment payable in installments is levied against the Land or Building, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year, and the cost of any assessments shall be amortized over the useful life (determined in accordance with generally accepted accounting principals) of the improvement for which such assessment was made. Taxes shall not include any federal, state or local sales, use, franchise, capital stock, inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substitution taxes or assessments shall be included in Taxes. Any refund paid to Landlord with respect to Taxes for a particular year within the Term shall be promptly passed along to Tenant on a pro-rata basis (equal to Tenant's Proportionate Share thereof).

     (d) "Tenant's Proportionate Share" shall for all purposes be deemed to be the percentage set forth on the Schedule of Lease Terms.

Landlord and Tenant acknowledge that the amount of Additional Rent payable by Tenant in accordance with this Paragraph 8 could decrease from one calendar year during the Term to the next calendar year, but that in no event, however, shall any monthly installment of Rent paid by Tenant during any such year be less than that specified by Paragraph 6 of this Lease and Paragraph 4 of the Schedule of Lease Terms.

Landlord agrees to maintain records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices and shall be retained for a period of one (1) year following the date on which such costs were charged to Tenant. Tenant shall have the right, through its representatives, to examine, copy and audit such records at all reasonable times. Each Operating Expense Statement shall be conclusive and binding upon Tenant unless, within one (1) year after the date of such Operating Expense Statement, Tenant shall notify Landlord that it disputes the correctness of Operating Expense Statement, specifying the respects in which the Operating Expense Statement is claimed to be incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay Additional Rent in accordance with the applicable Operating Expense Statement, and such payment shall be without prejudice to the position of Tenant. If the dispute shall be determined in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of the overpayment by Tenant of Additional Rent resulting from compliance with Landlord's Operating Expense Statement, and, if the amount of overpayment is in excess of 5% of the total Operating Expenses paid by Tenant for such year, Landlord shall also pay to Tenant interest on the amount of such overpayment from the date of overpayment by Tenant at three percent (3%) above the prevailing prime rate where the Property is located. If there is a dispute as to any Operating Expense Statement, either party may refer the matter in dispute to an independent accounting firm selected by both parties whose decision shall be binding. If the parties cannot agree upon an independent accounting firm within thirty (30) days after request by either party, then either party may seek arbitration in accordance with the rules of the American Arbitration Association. The fees and expenses of the accounting firm or the arbitrators shall be borne by the unsuccessful party.

                             LATE RENTAL PAYMENTS
                             --------------------

9. If Tenant fails to pay the Rent due pursuant to Paragraphs 6 and 8 hereof by the fifth day of any calendar month, or if any other Additional Rent due under and pursuant to this Lease is not paid on or before the due date thereof, then Tenant shall pay in addition to the Rent due a late charge equal to 5% of the Rent then due. Furthermore, if the Rent is not then paid within 25 days of the due date thereof, Tenant shall pay interest at the rate (the "Default Rate") equal to the lesser of the (i) highest rate permitted by law or (ii) 2% per annum above the Prime Rate expressed in terms of an annual percentage on any Rent which is not paid when due, said interest to run from the 15th day following the due date thereof until such Rent is paid.

                     USE OF PREMISES - RULES & REGULATIONS
                     -------------------------------------

10. Tenant shall use and occupy the Premises solely for the purpose(s) set forth on the Schedule of Lease Terms. Tenant shall not use or occupy the Premises for any other purpose or business without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall observe and comply with the Rules and Regulations, initialed and attached hereto as Exhibit C and made a part hereof. All such Rules and Regulations shall apply to Tenant and its employees, agents, licensees, invitees, sub-tenants and contractors. Any material breach of the Rules and Regulations hereunder shall, at Landlord's option, constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as any other default hereunder. Without limitation of any of the other Rules and Regulations, Tenant agrees that it shall not exceed the floor load limit of the Building of 150 pounds per square foot.

     Landlord agrees that it shall use diligent efforts to enforce the Rules and Regulations uniformly against all tenants in the Building.

                           ALTERATIONS AND ADDITIONS
                           -------------------------

11. (a) Tenant may, at its own expense, and without Landlord's prior consent, make such changes, alterations, additions or improvements to the Premises ("Alterations") and install such Tenant Property (as hereinafter defined) in the Premises as will, in the judgment of Tenant, better adapt the same for its purposes, provided that Tenant must obtain Landlord's prior written consent for any structural or mechanical alterations, which consent shall not be unreasonably withheld, delayed or qualified.

     (b) All Alterations made by Tenant (other than Tenant's trade fixtures) shall become, upon expiration of this Lease, the property of Landlord and shall remain on the Premises, subject to the provisions of subparagraph 11(e) hereof. Not later than thirty (30) days after the expiration of the Term, Tenant shall remove all Tenant Property and repair any damage to the Premises caused by such removal, except for ordinary wear and tear. For purposes hereof, "Tenant Property" shall mean Tenant's personal property, furniture, furnishings, signs, telecommunication equipment, equipment and trade fixtures.

     (c) Tenant shall comply with all applicable laws, ordinances, rules, regulations (including those of Landlord) and codes arising out of Tenant's activities under this Paragraph 11.

     (d) Tenant shall defend, indemnify and save Landlord harmless (including reasonable attorneys' fees and other costs of defense) from any and all mechanic's liens placed on the Premises or the Building arising out of Tenant's activities under this Paragraph 11. Without limitation of the foregoing, Tenant shall not permit any mechanics' or materialmen's liens to be filed against the fee of the Premises or against Landlord's interest in the Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises through or under Tenant, whether prior or subsequent to the Commencement Date. If any such mechanics' or materialmen's liens shall at any time be filed against the Premises as a result of any alterations, additions, improvements, repairs or installations performed by or on behalf of Tenant, and Tenant shall fail to remove same (by bonding or otherwise) within 15 days of the date Tenant receives notice of the same, it shall constitute a breach of this Lease.

     (e) Anything in this Lease to the contrary notwithstanding, Tenant shall not be required at any time to remove from the Premises, or restore
          (i) any Alterations made with Landlord's consent unless Landlord at the time it gives such consent expressly requires in writing removal or restoration of such Alterations; (ii) any of the work described on Exhibit B; or (iii) any partitions, provided these are cut off or capped in accordance with applicable codes.

     (f) If alterations have been made in corridors, reception rooms or toilets, or additional toilets, stairways or other facilities have been installed, or if otherwise rentable area has been used for such facilities, the Tenant will, at the expiration or sooner termination of the Term, if required by the Landlord or its agent, pay for restoring the area so altered by Tenant to the form typical in the Building.

     (g) Tenant agrees to repair any damage to the Premises caused by, or in connection with, the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, including, without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction.

                               BUILDING SERVICES
                               -----------------

12. Landlord shall provide, within its standards on each item, the following services and facilities:

     (a) Air conditioning, ventilation and heating through the systems of the Building, Monday through Friday of each week (except legal holidays) from the hours of 7:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M. ("Normal Business Hours"). For purposes hereof "legal holidays" mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord has the capability of providing HVAC in half-floor increments. Tenant shall give Landlord 4 hours notice in the event Tenant desires HVAC outside Normal Business Hours and Tenant shall pay Landlord its cost for the same at the then current market rate (Landlord and Tenant acknowledge and agree that said market rate on the date of execution of this Lease is $50.00 per hour per floor. In determining such market rate in the future, Landlord shall use a basis substantially identical to that used to determine the market rate on the date of execution hereof).

     (b) Electric current for Building standard level of illumination using standard lighting fixtures of Landlord's choice and for ordinary small business equipment and fixtures, such as, but not limited to, typewriters, pencil sharpeners, copiers, desk calculators and other standard personal and office computers connected to the Building's standard duplex electrical receptacles; and Landlord shall replace light globes and/or fluorescent tubes in the standard lighting fixtures initially installed in the Premises by Landlord. The standard consumption of electricity used in the Premises shall be a total connected load (lighting and power) of 4.0 watts per square foot of any given space or room. If Tenant desires to install any electrical equipment in addition to the aforesaid or an amount of equipment which is more than an ordinary executive office amount of such equipment or if Tenant uses more than the aforesaid standard consumption of electricity, then the monthly payments of Additional Rent shall be appropriately increased to reflect the additional electric consumption caused thereby based upon an electrical survey procured by Landlord, at the expense of Tenant, provided, however, that nothing herein shall be construed to require Landlord to furnish such additional electric current. Tenant acknowledges and agrees that its computer room shall be separately metered, which shall be done at Tenant's cost and expense. Upon receiving prior written approval from Landlord, which shall not be unreasonably withheld or delayed, Tenant may install, at Tenant's cost, supplemental HVAC systems for the Premises. Tenant shall pay the actual cost for i) electrical usage for separately metered supplemental HVAC, and ii) the commercially reasonable and typical maintenance cost of such supplemental HVAC. Landlord shall be responsible for contracting for the maintenance of such HVAC system.

     (c) Continuous elevator service during regular business days and normal business hours, and subject to call at all other times.

     (d) Cleaning service as set forth on Exhibit D attached hereto and made a part hereof.

     (e) Security procedures and systems consistent with other first-class office buildings in the City of Pittsburgh.

     (f) Tenant shall be allowed, subject to the reasonable approval of Landlord, to use Tenant's standard graphics, at Tenant's sole cost and expense, at the entrance to the Premises. Throughout the Term, Tenant shall be provided with 3 lines in the Building's directory in the lobby.

     Landlord shall not be liable in damages or otherwise for delay or failure in furnishing any of the foregoing services or facilities, where such delay or failure is excusable pursuant to the provisions of Paragraph 29 hereof. In no event shall such delay or failure, regardless of cause, constitute an eviction of Tenant or termination of this Lease. Tenant shall be permitted to abate its Rent payments to the extent such delay or failure in furnishing the foregoing services is caused by

     Landlord's negligence or intentional misconduct and results in a substantial portion of the Premises not being useable for their intended purposes by Tenant for five (5) consecutive days. The Rent shall abate only for the period of time beyond such five (5) day period and for that portion of the Premises that is so rendered unusable by Tenant.

     For all utility or other services requested by Tenant, which are not specifically included in this Paragraph 12, Tenant shall pay as Additional Rent to Landlord Landlord's established charges for such services; provided, however, that with respect to air conditioning, ventilation or heating provided to the Tenant, at its request, other than during the hours set forth above, Tenant shall pay as Additional Rent the then current market rate for the same (which shall be limited to Landlord's actual utility cost, depreciation and labor costs associated therewith).

     Tenant acknowledges that Landlord shall not provide telephone or telecommunication services to Tenant. Further, Tenant acknowledges that Landlord has made no representations or warranties as to the general fitness of the Building cable, including, but not limited to, telephone wires, telephone lines, telecommunications cable, riser equipment, individual pairs and all associated equipment and facilities (the "Cable"), and Landlord does not and will not warrant the uninterrupted or unimpaired transmission of messages, data or other signals. To the extent not prohibited by law, Tenant agrees that Landlord, Landlord's beneficiaries and their respective partners, affiliates, officers, agents, servants and employees shall not be liable to Tenant or other persons for any and all injury, loss or damage, including, but not limited to, lost profits and economic damages resulting from interruption or failure of the transmission of messages, data or other signals, whether such interruption or failure is due to the happening of any occurrence, event or accident in or about the Building, including the Premises, or due to any act or neglect of any person other than Landlord, including, but not limited to, Tenant or any occupant of the Building. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, alter, modify or in any way change existing telecommunication equipment or facilities, including, but not limited to, any addition to or modification of existing wire closet conditions, or install or cause to be installed any telecommunications equipment which is in addition to that equipment present prior to the Commencement Date. At Landlord's request, Tenant shall furnish to Landlord a detailed description of any additional telecommunications equipment requested to be installed and an assessment of the impact upon the Cable and Premises due to the installation of such telecommunications equipment and facilities. Tenant further agrees to indemnify Landlord for any and all damage to the Building and Premises caused by such installation of telephone equipment and facilities, and upon request of Landlord, agrees to remove any and all installed equipment and facilities upon termination of the Lease, whether by expiration of the Term or otherwise.

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

13. Tenant, for itself, its successors, legal representatives and assigns, expressly covenants that Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage or otherwise encumber this Lease or sublet the Premises or permit any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant may, nevertheless, assign this Lease or sublet the Premises at any time to a subsidiary or affiliated company without obtaining Landlord's consent. In the event of any such assignment or sublet to a subsidiary or affiliated company of Tenant the assignee, subtenant or surviving corporation shall be deemed the assignee of all Tenant's rights and obligations under this Lease, provided that Tenant shall promptly notify Landlord of such assignment or sublet, of the name of the new tenant and its address, and shall confirm in such notice, which shall be subscribed by the new tenant, that the new tenant shall have assumed all of Tenant's obligations hereunder and that such assignment or sublet shall not be deemed in any manner whatsoever to relieve Tenant of any of its obligations hereunder. In the event of any assignment or sublease, no such assignment or sublease shall be deemed a waiver of the requirements of Landlord's consent to any subsequent assignment or sublease, and any such consent, if given by Landlord, shall not release Tenant from its obligations under this Lease unless consented to by Landlord.

     In the event Tenant should desire to assign this Lease or sublet the Premises or any part hereof except as provided in the preceding paragraph, Tenant shall give Landlord written notice at least 10 business days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name, address and business of the proposed assignee or sublessee, (b) the amount and location of the space in the Premises affected, (c) the proposed effective date and duration of the subletting or assignment, and (d) the proposed rental to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of 10 days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all future obligations to pay Rent or any other obligations arising under this Lease as to such space; or (ii) to permit Tenant to assign or sublet such space, in which event if the proposed rental rate between Tenant and sublessee is greater than the rental rate of the Lease, then 50% of such excess rental, after deduction of reasonable leasing costs, costs of tenant improvements incurred for the sublessee and commissions actually paid by Tenant in connection with such subletting, shall be deemed Additional Rent owed by Tenant to Landlord under this Lease, and the amount of such excess, including any subsequent increases due to escalation or otherwise, shall be paid by Tenant to Landlord in the same manner that Tenant pays the Rent hereunder and in addition thereto; or
     (iii) provided that Landlord has a reasonable basis for objecting to the particular subtenant, to withhold consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within said 10 business day period, Landlord shall be deemed to have elected option (ii) above.

     In the event that Tenant lets only a portion of the Premises, Tenant shall be responsible for paying all costs and expenses incurred in connection with dividing the Premises into separate suites.

                                  INSPECTION
                                  ----------

14. Landlord, its employees, servants and agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the Premises to see that Tenant is complying with all of its obligations hereunder, showing the same to prospective purchasers, mortgagees or tenants of the Building (Landlord shall show the Premises to prospective tenants of the Premises only during the 180 day period preceding the expiration of the Term), performing janitorial and cleaning services, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no way abate while said alterations, repairs, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise, provided that such work is diligently prosecuted to completion by Landlord in a workmanlike fashion. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key

     (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Landlord agrees to use reasonable efforts to notify Tenant in advance of Landlord's intention to enter the Premises in accordance with this Paragraph 14, except in emergency situations. Landlord shall use reasonable efforts to minimize interference with Tenant's business in the exercise of Landlord's rights pursuant to this Paragraph 14, and shall use reasonable efforts to give Tenant prior notice of its intention to enter the Premises in non-emergency situations, and subsequent notice respecting entries of Landlord that occur in Tenant's absence.

                                    REPAIRS
                                    -------

15. During the Term, Landlord shall, at its sole expense, perform with reasonable diligence and promptness and in a good and workmanlike manner all maintenance, repairs and replacements reasonably deemed necessary by Landlord to (i) the structural components of the Building, including the roof, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building; (ii) assure watertightness of the Building, including the Premises (including caulking of the flashings) and repairs to the roof, curtain walls, windows, and skylights, if required, to assure watertightness; (iii) the plumbing, fire sprinkler, heating, ventilation and air conditioning systems and electrical lines and equipment associated therewith, including elevators; (iv) the common areas of the Building, including its lighting systems; (v) exterior improvements to the Building, including walkways, shrubbery and landscaping, if any and (vi) glass cleaning and replacements; provided, however, that Landlord shall pursue with reasonable diligence such repairs after Landlord becomes aware, or that Landlord should have become aware through the exercise of reasonable diligence or receipt of written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this Paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants or contractors.

     Except as Landlord is obligated for repairs as provided hereinabove, Tenant shall make, at its sole cost and expense, all repairs necessary to maintain the Premises and shall keep the Premises and the fixtures therein neat and in orderly condition. If Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and Tenant shall pay as Additional Rent Landlord's cost to make such repair.

     Landlord shall not be liable by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of Rent because of such repairs, alterations, additions or improvements, except as provided in Paragraph 19 hereof and except if such repairs, etc. are necessitated by Landlord's negligence or intentional misconduct and result in a substantial portion of the Premises not being usable for their intended purposes by Tenant for 5 consecutive days. The Rent shall abate only for the period of time beyond such five (5) day period and for that portion of the Premises that is so rendered unusable by Tenant.

     Notwithstanding any other provisions herein, Landlord shall not be liable to Tenant for any damage to Tenant's furniture, fixtures or other personalty occasioned by plumbing, electrical, gas, water, steam or other utility pipes, systems or facilities or by the bursting, stopping, leaking or running of any tank, sprinkler, washstand, water closet or pipes in or about the Premises or the Building, or for any damage to the same occasioned by water, snow or ice being upon or coming through or around the roof or any flashing, window, skylight, vent, door, or the like unless directly resulting from Landlord's negligence or intentional misconduct. Landlord shall not be liable to Tenant for any negligent act or omission of Tenant nor shall Landlord be liable to Tenant for any damage arising out of any acts or neglect of other tenants of the Building, occupants of the Building, occupants of adjacent property or the public.

                             SURRENDER OF PREMISES
                             ---------------------

16. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of the Term in the condition specified in Paragraph 11 hereof without notice of any kind, and Tenant waives all right to any such notice as may be in effect in Pennsylvania, including, without limitation, the Landlord and Tenant Act of 1951, as amended. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

                         INDEMNIFICATION AND LIABILITY
                         -----------------------------

17. Each party shall defend, indemnify and save harmless the other against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) because of injury, including death, to any person, or damage or loss of any kind to any property caused by the negligence or misconduct of such party, its agents, employees or contractors, or by such party's failure to perform its obligations under this Lease.

                                   INSURANCE
                                   ---------

18. (a) Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, fire insurance, with standard "all risk" coverage for the Building. Such coverage shall equal one hundred percent (100%) of the replacement cost of the Building (including, without limitation, improvements made pursuant to the Work Agreement), as determined by Landlord in its sole and absolute discretion exclusive of architectural and engineering fees, excavation, footings and foundations.

     (b) Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, comprehensive general liability insurance covering injuries occurring on the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000).

     (c) Tenant shall maintain, at its expense, during the Term, with solvent and responsible companies, comprehensive general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). Tenant shall name Landlord, and any mortgagee of which Landlord has advised Tenant, as additional insureds under such policy.

     (d) Tenant shall maintain, at its expense, during the Term, with solvent and responsible companies, all risks insurance including extended coverage endorsement for such additional perils as Landlord shall reasonably require from time to time in respect of Tenant's fixtures, Tenant's furnishings, Tenant's equipment, and such other property of Tenant in the Premises as Landlord may from time to time require. The aforesaid policy or policies shall be written with insurance limits of not less than the full replacement cost thereof, on a stated amount basis, subject only to such deductibles and exclusions as Landlord may approve, which approval shall not be unreasonably withheld.

     (e)  The policy or policies evidencing such insurance for paragraphs 18(a),
          (b), (c) and (d) shall provide that they may not be cancelled or amended without fifteen (15) days prior written notice being given to the party for whose benefit such insurance has been obtained. Prior to the Commencement Date, each party shall submit to the other insurance certificates demonstrating the required policies are in effect.

     (f) Tenant shall not keep or use in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Premises or the Building. If the occupancy of the Premises, the conduct of business in the Premises or any act or omission of Tenant in the Premises, causes or results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay to Landlord as Rent forthwith on demand the cost of any increase in premiums.

     (g) The parties release each other and their respective authorized representatives from any claims for damage to the Building or the Premises that are caused by or result from risks insured against under any risk or fire insurance policies carried by either of the parties. Each party to the extent possible shall obtain, for each policy of insurance, provisions permitting waiver of any claims against the other party for loss or damage within the scope of the insurance and each party to the extent permitted, for itself and its insurer, waives all such insured claims against the other party. Any liability that either party may have against the other shall be limited to the amount that exceeds the amount of insurance proceeds received by the indemnified party.

                            DAMAGE AND DESTRUCTION
                            ----------------------

19. If and whenever both (i) all or 20% or more of the rentable area of the Building, or 20% or more of the rentable area of the Premises shall be damaged or destroyed by any cause or in the reasonable opinion of Landlord the Building is rendered unsafe, whether or not the Premises are affected thereby, and (ii) in Landlord's reasonable opinion the Building or the Premises cannot with the exercise of reasonable diligence be repaired, restored or rebuilt within a period of 180 days after the happening of such damage or destruction, Landlord or Tenant may terminate this Lease upon 60 days' notice given within 30 days after the happening of such damage or destruction and upon the expiration of the 60 day notice period Tenant shall surrender the Premises to Landlord and Rent shall be apportioned to the date of such termination.

     If and whenever the Premises are damaged or destroyed by any cause and this Lease shall not have been terminated by Landlord, Landlord shall with all reasonable diligence make the repairs specified in Paragraph 15 hereof and Tenant shall with all reasonable diligence and at its sole expense make all other repairs and do all other items of work which are necessary properly to complete the Premises for use and occupancy by Tenant. All such repairs and work by Tenant shall be carried out in accordance with the requirements of Paragraph 11 hereof.

     If, as a result of any damage or destruction to the Premises which Landlord is obligated to repair under the provisions of Paragraph 15 hereof (including the Tenant Improvements to be made pursuant to the Work Agreement) and which is not merely an interruption of or interference with any utility, service or access, the Premises are rendered in whole or in part unfit for use and occupancy by Tenant, then during the period following the occurrence of such damage or destruction and ending upon the earlier of:

     (a) the date on which the repairs to the Premises which Landlord is obligated to make as aforesaid are completed sufficiently to enable Tenant to commence the repairs it is obligated to make and Tenant has had a reasonable period of time within which its repairs could have been completed with due diligence; and

     (b) the date on which the proceeds of any loss of rental income insurance attributable to any shortfall in Rent from the Premises is no longer paid to Landlord;

     Rent shall abate in the same proportion that that part of the rentable area of the Premises which is incapable of use is to the rentable area of the Premises.

                                 CONDEMNATION
                                 ------------

20. If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then and in that event, the Term shall cease and terminate from the date of possession of the Premises by such condemning authority, and Tenant shall have no claims against Landlord for the value of any unexpired Term, and shall release unto Landlord any such claim it may have against the condemnor, except to the extent set forth in the last sentence of this Paragraph 20. In the event that 20% or more of the

     Building or 20% or more of the rentable area of the Premises shall be so taken, Landlord may elect to terminate this Lease from the date of title vesting in such proceeding or purchase, or Landlord may elect to repair and restore, at its own expense, the portion not taken and thereafter the Rent shall be reduced proportionately (i.e. based on the ratio that the square feet of rentable area in the Premises immediately prior to such condemnation bears to the square feet of rentable area in the Premises remaining thereafter). If 20% or more of the Building or 20% or more of the rentable area of the Premises shall be so taken, Tenant may cancel and terminate this Lease effective as of the date possession of such portion condemned shall be taken by such condemning authority, provided that such option to cancel is exercised within 60 days of the receipt of notice by Tenant to the effect that such condemnation exceeds 20% of the Building or 20% of the rentable area of the Premises.

     In the event the Premises or any part thereof shall be permanently taken or condemned or transferred by agreement in lieu of condemnation for any public or quasi-public use or purpose by any competent authority, the entire compensation award therefor, both leasehold and reversion, shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Tenant shall execute all documents required to evidence such result. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for moving expenses, stationery costs, fixtures and other equipment installed by it but only if or to the extent such award shall be in addition to the award for the Land and the Building and other improvements (or portions thereof) forming part of the Premises.

                         SUBORDINATION AND ATTORNMENT
                         ----------------------------

21. Landlord represents that there currently is no mortgage encumbering the Building. Landlord is hereby vested with full power and authority to subordinate Tenant's interest hereunder to the lien of any mortgage which may hereafter be placed on the Building and to all renewals, modifications, consolidations and replacement of such mortgage. As a condition to the subordination of Tenant's interest hereunder to any future mortgage encumbering the Building, Landlord shall obtain and deliver to Tenant from any future mortgagee a written non-disturbance agreement in recordable form providing that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee or purchaser at a foreclosure sale, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the

     Term, and Tenant shall not be named or joined by the holder of any mortgage in any action or proceeding to foreclose thereunder.

                             ESTOPPEL CERTIFICATES
                             ---------------------

22. Tenant and Landlord shall, at any time and from time to time, within 15 days following receipt of written request from the other, execute, acknowledge and deliver to the other a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to such party's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed. Any such statement given by Tenant may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building or Land. Tenant's failure to deliver such statement within the said 15 day period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), and that there are no uncured defaults in Landlord's performance hereunder.

                                    DEFAULT
                                    -------

23. The occurrence of any of the following shall, at Landlord's option, constitute a material default and breach of this Lease by Tenant:

     (a) A failure by Tenant to pay the Rent reserved herein, or to make any other payment required to be made by Tenant hereunder, where such failure continues for 10 days after Landlord provides Tenant with written notice of such failure;

     (b) A failure by Tenant to observe and perform any other provisions or covenants of this Lease to be observed or performed by Tenant, where such failure continues for 30 days after receipt of written notice thereof from Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such 30 day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

     (c) The making by Tenant of any assignment for the benefit of creditors; the adjudication that Tenant is bankrupt or insolvent; the filing by or against

          Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within 30 days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Tenant's interest in this Lease (unless the same is discharged within 30 days after issuance thereof).

                               ACCELERATED RENT
                               ----------------

24. In the event of any default or breach of this Lease by Tenant as set forth in Paragraph 23 hereof, the Rent reserved herein for the entire unexpired portion of the Term shall, at Landlord's option, thereupon immediately become due and payable; discounted to the then present value at the discount rate of the Federal Reserve Bank having jurisdiction over Pittsburgh, Pennsylvania in effect at the time of the default. In determining the amount of any future payments due Landlord due to increases in Taxes and Operating Expenses, Landlord may make such determination based upon the amount of Taxes and Operating Expenses paid by Tenant for the calendar year immediately prior to such default. Tenant shall be obligated for such accelerated Rent regardless of which, if any, of the remedies provided in Paragraph 25 hereof or provided by law Landlord elects to pursue.

                                   REMEDIES
                                   --------

25. In the event of any default or breach of this Lease by Tenant as set forth in Paragraph 23 hereof, Landlord, at its option, may terminate this Lease upon and by giving written notice of termination to Tenant, or Landlord, without terminating this Lease, may at any time after such default or breach, without notice or demand additional to that provided in Paragraph 23 hereof, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach (other than the aforesaid right of termination) exercise any one or more of the remedies hereinafter provided in this Paragraph or as otherwise provided by law, all of such remedies (whether provided herein or by law) being cumulative and not exclusive:

     (a) Landlord may perform for the account of Tenant any defaulted term or covenant on Tenant's part to be observed or performed, and recover as

          Rent any expenditures made and the amount of any obligations incurred in connection therewith.

     (b) Subject to applicable law, Landlord may enter the Premises (without thereby incurring any liability to Tenant unless Landlord is negligent and without such entry being constituted an eviction of Tenant or termination of this Lease) and take possession of the Premises at any time and from time to time to let the Premises or any part thereof for the account of Tenant, for such terms, upon such conditions and at such rental as Landlord may deem reasonable and proper. In the event of such reletting, (i) Landlord shall receive and collect the rent therefrom and shall first apply such rent against such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing (in a commercially reasonable manner) the same for reletting, and such other expenses, commissions and charges, including reasonable attorneys' fees and real estate commissions, which Landlord may have paid or incurred in connection with such repossession and reletting, and then shall apply such rent against the accelerated Rent, and (ii) Landlord may execute any lease in connection with such reletting, and the tenant of such reletting shall be under no obligation to see to the application by Landlord of any rent collected by Landlord.

     (c) The parties hereto hereby waive their right to require a trial (or determination of fact) by jury in any action or proceeding or counterclaim between the parties in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

                     CONFESSION OF JUDGMENT AND EJECTMENT
                     ------------------------------------

26.  INTENTIONALLY DELETED

                                    WAIVER
                                    ------

27. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by

     Landlord of Rent at a time when the Rent is in default under this Lease shall not be construed as a waiver of such default, unless the payment fully remedies the default. The receipt by Landlord of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

                                QUIET ENJOYMENT
                                ---------------

28. If and so long as Tenant pays the Rent reserved hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the entire Term hereof, subject nevertheless to all of the provisions of this Lease including, but not limited to, all mortgages, encumbrances and other matters and things referred to in Paragraph 20 hereof.

                               UNAVOIDABLE DELAY
                               -----------------

29. In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by the party and such delay or hindrance is due to strikes, lockouts, acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered, then performance of such work, service, or other act shall be excused for the reasonable period of such delay and the period for the performance of such work or other act shall be extended for a period equivalent to the period of such delay. In no event shall such delay constitute a termination of this Lease. The provisions of this Paragraph shall not operate to excuse Tenant from the prompt payment of Rent.

                        SUCCESSORS AND MULTIPLE PARTIES
                        -------------------------------

30. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and permitted assigns; provided, however, that no rights shall inure to the benefit of any successor of Tenant unless Landlord's written consent (which consent shall not be unreasonably withheld or delayed) for the transfer to such successor has first been obtained as provided in Paragraph 13 hereof. If at anytime the Tenant shall include more than one person or entity, the obligations of all such persons or, entities shall be joint and several. In the event that this Lease is executed by any partner on behalf of a partnership, this Lease shall be a binding obligation upon all partners of such partnership.

                                 GOVERNING LAW
                                 -------------

31. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws in effect in the Commonwealth of Pennsylvania. Landlord and Tenant consent to the jurisdiction and venue of the state and if permissible under federal law, federal courts situated in Allegheny County, Pennsylvania.

                                 SEPARABILITY
                                 ------------

32. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

                                   CAPTIONS
                                   --------

33. Marginal captions, titles of exhibits and riders to this Lease, are for convenience and reference only and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

                                     GENDER
                                     ------

34. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

                                    NOTICES
                                    -------

35. Any bill, statement, notice or communication required or permitted hereunder shall be deemed sufficiently given if sent by certified mail, or by hand delivery or telecopy, with confirmation in writing sent by certified mail, addressed as follows:

     To Landlord:   Commerce Court Property Holding Trust
                    c/o Management Office Commerce Court Building
                    Four Station Square, Suite 760
                    Pittsburgh, Pennsylvania 15219
                    Facsimile No. (412) 642-6617

     To Tenant:     At address set forth in Paragraph 1 of Schedule of Lease
                    Terms or addressed to Tenant at the Premises after the Commencement Date
                    Facsimile No. (412) 642-5095

     Either party may change its address by written notice so given to the other. Notice shall be deemed given when mailed, except that a notice of change of address shall be deemed effective when received.

                                    BROKERS
                                    -------

36. Tenant represents and warrants that in this transaction it has dealt with no real estate broker other than the brokers identified in the Schedule of Lease Terms, and that no one has or will represent it in this transaction other than aforesaid.

                              LEASE NOT AN OFFER
                              ------------------

37. The submission of this Lease to Tenant should not be construed as an offer, nor shall the Tenant have any rights with respect thereto unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant.

                                 RENT CONTROL
                                 ------------

38.  INTENTIONALLY DELETED

                            LANDLORD'S EXCULPATORY
                            ----------------------

39. Anything contained in the foregoing to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Land and Building of which the Premises form a part, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord shall become subject to levy, execution, attachment or other enforcement procedures for the satisfaction of Tenant's remedies. If the Land and Building of which the Premises form a part are transferred or conveyed, Landlord shall be relieved of all covenants and obligations under this Lease thereafter accruing and Tenant shall look to such transferee thereafter.

                             RELOCATION OF TENANT
                             --------------------

40.  INTENTIONALLY DELETED

                             COMPLIANCE WITH LAWS
                             --------------------

41. Tenant shall, at its expense, comply with all laws, orders, ordinances, regulations and rules of all governmental authorities having jurisdiction and the Insurance Advisory organization (collectively, "Legal Requirements") with respect to the particular manner in which Tenant shall use or occupy the Premises, as opposed to office use generally. Tenant shall give Landlord prompt notice of any violation or recommendation of change of which it shall have received notice. Tenant shall not do or permit to be done any act or thing which will invalidate or be in conflict with any certificate of occupancy in effect for the Premises.

     Landlord certifies to Tenant that to the best of Landlord's knowledge, the public or common areas of the Building comply with the Americans With Disabilities Act of 1990 (the "ADA"). Landlord agrees that it shall be responsible for any portions of the public or common areas of the Building that do not comply with all Legal Requirements (including the ADA). Tenant hereby accepts responsibility for the compliance of the Premises with the ADA from and after the Commencement Date.

                                   EXHIBITS
                                   --------

42. Attached to this Lease and made part hereof, and initialed on behalf of both parties simultaneously with the execution of this Lease are Exhibits A to D, inclusive, and the Schedule of Lease Terms.

                                 MODIFICATIONS
                                 -------------

43. This Lease, including the Exhibits and the Schedule of Lease Terms, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

                              HOLDOVER BY TENANT
                              ------------------

44. In the event Tenant lawfully remains in possession of the Premises after the expiration of the Term or any renewal thereof, and without the execution of a new lease, Tenant, at the sole option of the Landlord, shall be deemed to be occupying the Premises from month-to-month; provided, however that Tenant shall continue to pay monthly installments of Total Minimum Rent as set forth on the Schedule of Lease Terms and that all the terms and conditions of this Lease shall continue for the period during which such holdover tenancy exists, and Tenant shall comply therewith.

                                RENEWAL OPTIONS
                                ---------------

45. (a) If this Lease shall not have been terminated pursuant to any provisions hereof, and Tenant shall not have defaulted hereunder beyond any applicable cure period, then Tenant may, at Tenant's option, extend the Term for two additional successive terms of five
          (5) years each (an "Option Term" or the "Option Terms"). Tenant must exercise its options to extend this Lease by giving Landlord written notice thereof (the "Renewal Notice") at least 240 days prior to (a) the Expiration Date (in the case of the exercise of the first Option
          Term), and (b) the expiration of the first Option Term (in the case of the exercise of the second Option Term). Upon the giving by Tenant to Landlord of the Renewal Notice with respect to a particular Option Term and compliance by Tenant with the provisions of this Paragraph and the failure of Tenant to exercise its rights with respect to a particular Option Term as provided in subparagraph (b) hereof, the Term of this Lease shall be deemed to be automatically extended for such Option Term upon all of the covenants, agreements, terms, provisions, and conditions set forth in this Lease, except that the Total Minimum Rent for the Premises set forth in Paragraph 4 of the Schedule of Lease Terms shall be 95% of the then prevailing rate per annum for comparable space in the Building for renewals with a five-year term. Landlord agrees to give Tenant written notice (the "Rental Rate Notice") of such prevailing rate per annum (as determined by Landlord in good faith) for a particular Option Term not less than 60 days after Landlord receives the Renewal Notice for such Option Term.

     (b) Notwithstanding the provisions of subparagraph (a) hereof, Tenant shall have the right to revoke its exercise of an extension of this Lease for a particular Option Term within thirty (30) days of its receipt of the Rental Rate Notice for such Option Term.

     (c) During the Option Terms, Tenant shall continue to pay Additional Rent. The Base Year during the first Option Term shall be the Calendar Year 2002, and during the second Option Term, the Calendar Year 2007.

     (d) Tenant may not renew the Lease for the second of the Option Terms unless Tenant has elected to renew the Lease for the first Option Term, and has not exercised its rights pursuant to subparagraph (b) hereof with respect to the first Option Term.

                                   ABATEMENT
                                   ---------

46. (a) Notwithstanding anything to the contrary in Paragraph 4 of the Schedule of Lease Terms, monthly installments of Total Minimum Rent shall be abated for the following months only: September through December 1995, plus any period prior to September 1995 that Tenant may occupy the Premises (the "Abatement Period"). The Abatement Period shall be extended day for day for each day that the Premises are not ready for occupancy by Tenant solely by reason of Landlord's failure to perform its obligations under the Work Agreement. If Tenant shall default hereunder and fail to cure said default within any applicable grace period, while the Abatement Period is in effect, the Abatement Period shall thereupon terminate and Tenant shall commence paying monthly installments of Total Minimum Rent hereunder (without limiting Landlord's remedies hereunder, at law, in equity or otherwise). In addition, if Tenant shall default hereunder and fail to cure said default within any applicable grace period, Tenant shall upon demand pay Landlord the amount of Total Minimum Rent theretofore abated, multiplied by a fraction, the numerator of which is the number of months then remaining in the Term at the time of the default and the denominator of which is the total number of months in the Term (without limiting Landlord's remedies hereunder, at law, in equity or otherwise).

     (b) Tenant shall not be responsible for paying for Additional Rent attributable to increases in Operating Expenses and Taxes in the 1996 calendar year over the amount of such items in the Base Year to the extent (but only to the extent) that such increases exceed 5% of the amount of the Operating Expenses and Taxes in the Base Year i.e., if such increases in the 1996 Calendar Year exceed 5% of the Operating Expenses and Taxes in the Base Year, the Tenant shall be responsible for paying such 5% increase for the 1996 Calendar Year, but not in excess of such amount. The foregoing limitation shall apply to the 1996 Calendar Year only. (The dollar amount of Additional Rent for which Tenant is relieved of responsibility for paying in 1996 pursuant to this subparagraph 46(b) is herein referred to as the "1996 Additional Rent Abatement").

                         MOVE-IN AND MOVING ALLOWANCE
                         ----------------------------

47. When Tenant takes occupancy of the Premises and executes and delivers to Landlord an estoppel certificate in accordance with Paragraph 22 hereof, Landlord, within 30 days of the later to occur of such events, shall provide Tenant with an allowance for the costs and expenses of moving which shall be a sum that is equal to the number of rentable square feet in the Premises multiplied by $2.00 per rentable square foot (i.e. $107,008). Any portion of such $107,008 allowance that is not used by Tenant as a moving allowance may be added to the design allowance to be provided to Tenant in accordance with Paragraph 48 hereof.

                               DESIGN ALLOWANCE
                               ----------------

48. When Tenant executes and delivers the Lease to Landlord and submits written invoices to Landlord and such other backup information as Landlord may reasonably request, Landlord shall provide Tenant with an allowance for the cost and expense of the preparation of Tenant's plans, construction drawings and engineering drawings which shall be a sum that is equal to the number of rentable square feet in the Premises multiplied by $2.25 per rentable square foot (i.e. $120,384). Tenant's architect will be responsible for stamping Tenant's final working drawings and construction documents.

                                PARKING SPACES
                                --------------

49. Pursuant to that certain Reciprocal Easement and Operating Agreement by and between Pittsburgh History and Landmarks Foundation and Commerce Court Associates dated May 19, 1981, as amended, Landlord has allocated to it a certain number of parking spaces located either in the parking garage or on surface lots related to the Building. Although allocated, these parking spaces must be rented from Pittsburgh History Landmarks Foundation directly by employees of Tenant. The parking spaces are and shall be subject to certain rules and regulations which Pittsburgh History & Landmarks Foundation shall promulgate from time to time.

                              SATELLITE TERMINAL
                              ------------------

50. Tenant shall be permitted to install as its personal property, at its sole cost and expense, a satellite dish, microwave antenna and other related equipment (collectively, the "Terminal") on the roof of the Building for its exclusive use in a location mutually acceptable to Landlord and Tenant, so long as the Terminal complies with any and all applicable laws, rules and regulations, including, without limitation, structural standards and safety requirements of the Building. The method of installation shall be acceptable to Landlord, and Tenant shall be responsible for, and procure at its sole cost and expense, any permits or zoning variances necessary for the installation and operation of said Terminal. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, in the procurement of necessary permits or zoning variances and shall execute all documents reasonably required to obtain necessary permits or zoning variances. At the end of the Term (as extended or renewed, if applicable) Tenant, if directed to do so by Landlord, shall remove the Terminal and any and all of the necessary wiring and equipment concurrent therewith, and shall restore the portion of the roof which may have been damaged by removal of the Terminal to the condition which existed prior to the installation, normal wear and tear excepted.

     In the event Landlord contemplates roof repairs or requires access which requires temporary removal or relocation of the Terminal, or which may result in an interruption in Tenant's telecommunication services, Landlord shall formally notify Tenant at least thirty (30) business days prior to such contemplated work in order to allow Tenant to make other arrangements for such services. The cost of removal and reinstallation of the Terminal shall be borne by Tenant.

     Tenant or its agents or representatives shall, at all times during business hours, with advance notice to Landlord and with a building engineer or security guard providing access, be permitted access to the roof, common equipment rooms, common telephone rooms and condensers for purposes of examination and repair of the Terminal and any wiring or equipment incident thereto. Tenant acknowledges and agrees that Tenant's access to the roof is restricted due to other tenant equipment and services.

     Tenant shall not be required to pay rent for roof space for the Terminal, provided, however, Tenant shall pay and be fully responsible for, inter alia, all costs related to any and all utilities used by Tenant in connection with the Terminal, any and all construction costs associated with the Terminal and any necessary insurance which may be required.

     Tenant agrees to carry such insurance on the Terminal as shall reasonably be requested by Landlord.

                              HAZARDOUS MATERIALS
                              -------------------

51. (a) Landlord certifies that to the best of its knowledge, there are no hazardous substances located in or on the Premises and that there has been no violation of any law governing hazardous substances with respect to the Premises or the Building. Because of the inability to properly access the soil beneath the Building ("subbasement soils"), Landlord has been unable to conduct proper studies of the presence or absence of hazardous substances in the subbasement soil. Tests of the shallow subbasement soils indicate levels of lead higher than typical background levels, probably as a result of the existence of a railroad line on the site prior to the original construction of the Building (circa 1900). Because of the lack of access to the soils beneath the Building, which are essentially encapsulated (and the fact that the lead levels appear to be consistent with those found on comparable properties constructed on former railroad or industrial sites), Landlord believes that if such substances do exist in the subbasement soils, they present no threat whatsoever to tenants or occupants of the Building or others.

     (b) Tenant agrees to comply with all applicable environmental laws, rules and regulations insofar as they pertain solely to the particular manner in which Tenant shall use the Premises.

     (c) Tenant shall not generate, store, transport, treat, dispose of or use on the Premises hazardous or toxic substances or wastes as defined under any applicable federal, state, county, or local law or regulation ("Hazardous Substances"), except that Tenant's use on the Premises of cleaning supplies, copying fluids, other office and maintenance supplies and other substances normally and customarily used by tenants of space similar to the Premises shall not be deemed a violation of this Paragraph 51(c).

     (d) Each of Landlord and Tenant agrees to indemnify, defend and save harmless the other from any breach of the indemnifying party's certifications, duties, or obligations under this Paragraph 51.

                           RIGHT OF FIRST OFFER
                           --------------------

52. (a) Subject to the provisions of Subparagraph 52(b) hereof, during the Term, or any extension thereof, Tenant shall have a right of first offer, as herein specified, to lease all space on the seventh (7th) floor of the Building not contained in the Premises as of the date hereof (the "Right of First Refusal Space"). If, during such specified period (and subject to Subparagraph 52(b) hereof) Landlord desires to lease all or any portion of the Right of First Refusal Space, Landlord will provide Tenant with a written notice specifying the date of availability and the market terms for the Right of First Refusal Space. Tenant will respond to Landlord in writing within ten
          (10) days of the Landlord's notice if it elects to lease the Right of First Refusal Space. The terms and provisions for the Right of First Refusal Space shall be the same as set forth in this Lease except that the Total Minimum Rent for the Right of First Refusal Space shall be equal to the Total Minimum Rent that Tenant is then paying (on a per square foot basis) for the Premises. Landlord shall provide improvements to and improvement allowances for the Right of First Refusal Space consistent with those provided pursuant to the Work Agreement, prorated, however, based on the amount of time that will be remaining in the Term when the Right of First Refusal Space becomes available for occupancy by Tenant as compared to the original length of the Term (i.e. - 84 months). Tenant shall pay Additional Rent for the Right of First Refusal Space on a basis substantially identical to that for which Tenant is responsible for paying for the Premises in accordance with this Lease at such time. If Tenant fails to notify Landlord within such ten (10) day period of Tenant's exercise of its right of first offer, Tenant shall be, deemed to have waived its right of first offer and Landlord shall be free to lease the Right of First Refusal Space to a third party pursuant to the terms and conditions of the offer, or, in the event that a particular third party does not lease the space in question, to subsequent third parties. The foregoing shall not relieve Landlord from its obligation to offer any of the Right of First Refusal Space to Tenant that previously has not been offered to Tenant.

     (b) Landlord's obligations and Tenant's rights pursuant to Subparagraph 52(a) hereof shall be subject to the rights for certain portions of the Right of First Refusal Space currently held by UNUM Life Insurance Company of America ("UNUM"). Without limitation of the foregoing, Landlord shall have no obligation to offer or lease portions of the Right of First Refusal Space to Tenant and Tenant shall have no rights with respect to such portions thereto, if such portions of the Right of First Refusal Space are offered and leased to UNUM pursuant to UNUM's option to renew or option to expand as contained in UNUM's existing lease. Landlord agrees that it shall provide UNUM with no extension or renewal rights beyond those contained in UNUM's existing lease, without first offering the particular space to Tenant in accordance with Subparagraph 52(a) hereof.

                                 OPTION SPACE
                                 ------------

53. Tenant shall have the option, as hereinafter provided, to lease 6,865 square feet of space on the 6th floor of the Building as identified on Exhibit "E" attached hereto and made a part hereof (the "Option Space"). Tenant must exercise its rights with respect to the Option Space by providing Landlord written notice thereof within 10 business days of the execution hereof by Tenant. The Option Space shall be leased upon the same terms and conditions as those set forth herein for the Premises, except that the timing for completion of the Landlord's Work in the Option Space shall be as agreed to by Landlord and Tenant following the exercise by Tenant of its rights with respect to the Option Space, and the rentable area of the Premises, the Rent, Tenant's Proportionate Share, and the inducements to Tenant described in Paragraphs 47 and 48 hereof and in the Work Agreement shall be increased accordingly (based on the square footage of the Option Space). If Tenant elects to lease the Option Space as herein provided, Landlord and Tenant shall execute an amendment to this Lease to reflect the addition of the Option Space to the Premises and the appropriate (based on the square footage of the Option Space) increase in the Rent, Tenant's Proportionate Share, and the inducements to Tenant described in Paragraphs 47 and 48 hereof and in the Work Agreement that shall occur as a result thereof. If Tenant does not elect to lease the Option Space within 10 business days of the execution hereof by Tenant, all of Tenant's rights with respect to the Option Space shall expire and Tenant shall have no further rights with respect thereto.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.


                                        LANDLORD:

ATTEST:                                 COMMERCE COURT PROPERTY
                                        HOLDING TRUST

By__________________________            By /s/ Robert E. J.
                                           ----------------------------

                                        TENANT:

ATTEST:                                 WESCO Distribution, Inc.

By /s/ Mark Keough                      By /s/ Roy W. Haley
   -------------------------               ----------------------------

                                   EXHIBIT A

                            DESCRIPTION OF PREMISES

                               [7th FLOOR PLAN]

                               [6th FLOOR PLAN]

                                   EXHIBIT B


                     COMMERCE COURT PROPERTY HOLDING TRUST

                            Commerce Court Building
                         Pittsburgh, Pennsylvania 15219


                              Date:  May __, 1995


                                 WORK AGREEMENT


WESCO Distribution, Inc.
One Riverfront Center
Pittsburgh, PA 15222

          Re: 53,504 Rentable Square Feet on the 6th and 7th Floors, Commerce Court Building Lease, dated May __, 1995.

Gentlemen:

          You ("Tenant") and we ("Landlord") are executing, simultaneously with this Work Letter Agreement, a written lease (the "Lease") covering the space referred to above (the "Premises").

          To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

          (a) Landlord shall provide at Landlord's cost the above ceiling improvements and modifications (to include grid, tiles, parabolic lighting, sprinkler, and HVAC systems and other improvements) specified as "Landlord's Work" in the Ceiling Specification Schedule and Electrical Requirements attached hereto as Schedule I (the "Above Ceiling Improvements"). In addition to the Above Ceiling Improvements, Landlord shall demolish the improvements in the Premises existing immediately prior to the date hereof (the "Demolition") at Landlord's expense. Landlord shall deliver the Premises, with the Demolition substantially completed, to Tenant within thirty days of the execution of the Lease by Landlord. Landlord shall begin the Above Ceiling Improvements after substantial completion of the Demolition and shall reasonably cooperate with Tenant's contractor (and Tenant agrees to reasonably cooperate and to require its contractor to reasonably cooperate with Landlord) in order to use all reasonable efforts to assure a timely completion of the Above Ceiling Improvements and the work to be completed by Tenant's contractor pursuant to this Work Letter Agreement by August 25, 1995.

          (b) Subject to the limitations hereinafter set forth, Landlord hereby agrees to provide Tenant with an allowance for the cost of constructing the Tenant Improvements (as hereinafter defined) as follows:

               (i) Landlord shall pay Tenant in the manner hereinafter set forth an amount equal to, but in no event to exceed, Twenty Dollars ($20.00) for each of the 53,504 rentable square feet comprising the Premises (i.e. ONE MILLION SEVENTY THOUSAND EIGHTY DOLLARS ($1,070,080) in the aggregate) for the cost of the construction of the Tenant Improvements, including all license and permit fees relating thereto (the "Tenant Improvement Allowance"). Landlord makes no representation or warranty as to whether the Tenant Improvement Allowance is sufficient to cover the entire cost of completing the Tenant Improvements. In the event that the cost of completing the Tenant Improvements exceeds the Tenant Improvement Allowance, the amount of such excess cost shall be the sole and exclusive responsibility of Tenant and shall, as an additional obligation of Tenant under this Lease, be paid by Tenant as and when due.

               (ii) The Tenant Improvement Allowance shall be paid by Landlord to Tenant in accordance with the procedures for "Progress Payments" set forth in Article 5 of the American Institute of Architects document A101 "Standard Form of Agreement Between Owner and Contractor" as completed by and between Tenant, as owner, and Tenant's Contractors (as hereinafter defined) or pursuant to such other procedure for payment as Landlord and Tenant may from time to time mutually approve in advance.

          (c) Tenant shall submit to Landlord for Landlord's review and approval, the following architectural and construction drawings and specifications prepared by Tenant's designated design consultant, the employment of which Landlord must approve (the "Consultant"), for the construction of Tenant's improvements to the Premises:

               (i) one preliminary set of 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling plan, telephone and electrical outlets and preliminary finish schedule for the work to be done by Landlord or Tenant pursuant to this Work Agreement hereof; and

               (ii) One revision of the preliminary set described in (i) above, complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling plan, telephone and electrical outlets, and including all built-ins.

               (iii) Detailed schedule of Tenant finishes specifying paint, wall covering, carpet and base selections; and

               (iv) Completion schedule for the work to be done by or on behalf of Tenant in connection with the construction of the Tenant Improvements.

          (The plans and drawings listed as items (i) through (iv) of this Paragraph (b) are hereinafter referred to as the "Tenant Improvement Plans" and reference herein to "Tenant Improvements" shall mean all work to be done in the Premises by or on behalf of Tenant pursuant to the Tenant Improvement Plans or otherwise. Landlord hereby approves Tenant's use of Bohlin Cywinski Jackson and RCF Engineering as Consultants for the Tenant Improvements.

          (d) The Tenant Improvement Plans and the Tenant Improvements shall be consistent with Landlord's Building Standard Tenant Area Finishes and Materials (hereinafter the "Standards"), a copy of which is attached hereto as Schedule II; provided, however, that Tenant may deviate from the Standards for the Tenant Improvements if (i) the deviations are not of a lesser quality than the Standards; (ii) the deviations conform to and comply with all applicable governmental regulations and all necessary governmental permits and approvals have been secured by Tenant; (iii) the deviations do not require Building service beyond the level normally provided to other tenants in the Building and do not overload the floors or other structural components of the Building; and
(iv) Landlord has determined in its sole discretion that the deviations are of a nature and quality consistent with other leased space in the Building. Landlord agrees that no fee will be charged for (i) reviewing the Tenant Improvement Plans; (ii) electricity used by the Tenant during the construction period and
(iii) any general conditions, overhead or other fees for construction of the Premises.

          (e) Tenant shall have the right to hire the contractors (hereinafter referred to as "Contractors"), subject to Landlord's prior approval. Upon approval by Landlord of Tenant's Improvement Plans and Tenant's Contractors, Tenant shall promptly commence with the construction of the Tenant Improvements and thereafter diligently prosecute the same to completion such that Tenant may occupy the Premises on the Commencement Date hereof. All Tenant Improvements shall be in full compliance with the Americans With Disabilities Act of 1990.

          (f) Tenant acknowledges Landlord's need to maintain certain control over the planning, construction and completion of the Tenant Improvements in light of Tenant's use of a third-party Contractor. Accordingly, notwithstanding any other provision of the Lease or this Work Agreement, Landlord and Tenant agree as follows:

               (i) All architects, engineers, contractors, plans, specifications, and drawings relating to the Tenant Improvements or to the design or construction thereof shall be subject to the prior review and approval of Landlord.

               (ii) Tenant's Contractors must perform in such a manner as to not cause or permit to be caused a material default or breach of any term, condition, rule or regulation of this Lease by Tenant.

               (iii) Tenant and Contractors shall maintain at all times during the construction of the Tenant Improvements and for the benefit of Landlord, its officers and employees, such insurance as Landlord may reasonably require including, without limitation, such worker's compensation and other similar insurance as is required under the laws of the Commonwealth of Pennsylvania or any political subdivision thereof.

               (iv) Tenant shall deliver or cause to be delivered to Landlord, complete copies of all contracts for the construction of the Tenant Improvements or for any portion thereof, prior to execution thereof by Tenant. Thereafter, but prior to the commencement of such construction, Tenant shall deliver to Landlord copies of executed originals of such construction contracts.

               (v) Tenant shall deliver or cause to be delivered to Landlord prior to the commencement of construction of any of the Tenant Improvements, (A) certificates or other evidence reasonably satisfactory to Landlord of such insurance as is required hereunder; (B) evidence that any and all governmental permits and licenses required for the construction of the Tenant Improvements have been duly secured and remain in full force and effect; and (C) such other similar assurances which Landlord may reasonably require from time to time.

               (vi) All construction activities relating to the Tenant Improvements shall be coordinated by and subject to the reasonable overall supervision and oversight of Landlord or its agent.

               (vii) To the extent that Tenant pays directly, or causes to be paid, any Contractors, supplier or materialmen, Landlord may from time to time require from Tenant evidence of payment to all such parties during the course of construction of the Tenant Improvements and at the completion thereof.

               (viii) Landlord may, at its option, at any time and from time to time, inspect all construction upon the Premises. In the event that any said construction does not comply with the Tenant Improvement Plans, Landlord shall, within twenty four (24) hours of Landlord's inspection, notify Tenant in writing of such non-compliance, including the specifics thereof, whereupon Landlord may require the same to be removed and reconstructed to so comply.

          (g) During the construction period and prior to the date upon which Tenant takes possession of the Premises, (i) Landlord shall inspect the Premises and all improvements comprising the Tenant Improvements made to the Premises by Tenant to reasonably determine that they are satisfactory, except Punch List items, except for such latent defects, if any, as would not be discovered by a reasonable, diligently conducted inspection of the Premises ("Latent Defects"); and (ii) Tenant shall execute a certificate as to the confirmation of the Commencement Date and the Expiration Date of the Term. Tenant's failure to deliver the certificate within thirty (30) days after the Commencement Date shall be conclusive upon Tenant that the Commencement Date and Expiration Date shall be those dates set forth in this Lease. Landlord's failure to approve the construction of the Tenant Improvements shall not in and of itself constitute an eviction, in whole or in part, entitle Tenant to any abatement or diminution of Rent, relieve Tenant of any of its obligations under this Lease or impose any liability upon Landlord to Tenant or its agents or contractors by reason thereof.

          (h) In order to commence and complete all Tenant Improvements as efficiently and expeditiously as is reasonably possible, Landlord and Tenant agree to cooperate with each other with respect to the scheduling, coordination and performance of their respective work to be performed upon the Premises.

          (i) Any portion of the Tenant Improvement Allowance that is not utilized by Tenant in accordance with this Work Agreement, at Tenant's election, may be added to the move-in and moving allowance provided to Tenant pursuant to Paragraph 47 of the Lease, or as a credit against rental obligations arising immediately after Tenant's abatement period expires as specified in Paragraph 46 of the Lease.

          (j) Change orders for the Tenant Improvements shall be treated by Landlord and Tenant comparable to other work to be performed by Tenant in accordance herewith.

          (k) Neither Landlord nor Tenant shall unreasonably withhold or delay its consent or approval to the extent its consent or approval is required under the terms of this letter.

          If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose.

                              Yours very truly,

                              COMMERCE COURT PROPERTY
                              HOLDING TRUST

                              By________________________


Agreed to and Accepted this day ___
day of May, 1995.

WESCO Distribution, Inc.

By: _______________________________

Title: ____________________________

                                   SCHEDULE I

                                 COMMERCE COURT
                          HVAC SYSTEMS "FIT-OUT" SCOPE
                                  MAY 17, 1995


DESIGN CRITERIA SPECIFIC TO COMMERCE COURT
------------------------------------------

Improvements indicated on this Schedule I shall be provided by Landlord at Landlord's sole expense except as specifically noted.

OVERVIEW
--------

The Landlord shall provide a complete heating, ventilating and air conditioning, system "fit-out" for the Tenant. Systems will be designed in strict accordance with applicable codes. The present base building system consists of two dual duct air handlers, located at the opposite corners of each floor and ducted to hot and cold dual duct distribution ductwork serving perimeter zones. Cooling only ductwork is provided to interior zones. Temperature in all zones is modulated by variable volume air boxes. The air handling units are served by a central chilled water and hot water system. The system is designed to provide
 .83/CFM usable square foot at 50 Degrees F.

The Tenant shall provide performance criteria for air quantities to be provided at all terminal points in the HVAC system, based on Tenant's engineering analysis of proposed occupancy loads. The Tenant shall provide at Tenant's cost final design of the system and Landlord shall provide at Landlord's cost installation and modification of the base building system to comply with these design criteria and the following general specification:

Office Areas
------------

HVAC:  General office area shall be served by variable air volume terminals
----
supply ductwork, and return air via ceiling plenum. The ductwork system will be concealed. Supply air diffusers presently installed shall be utilized along all

                                 COMMERCE COURT
                             HVAC SYSTEMS CRITERIA
                                  MAY 17, 1995


exterior walls. Relocation of some existing interior diffusers to perimeter locations will be required.

Perimeter office/zones:  (15 foot deep zone from exterior wall) shall utilize
----------------------
dual duct, variable volume boxes for zone control. Supply air shall be distributed via medium pressure hot and cold ductwork to variable air volume boxes and via low pressure ductwork to perimeter linear diffusers.

Interior open office areas:  (all areas not included in perimeter office/zones
--------------------------
above) shall be served by variable air volume boxes. Supply air shall be ducted via medium pressure ductwork to variable air volume boxes and low pressure ductwork to adjustable face 2 x 2 lay-in diffusers. Return air shall be via light fixtures into the ceiling plenum area.

At Tenant's Expense (The Following Items 1. through 4.):
-------------------------------------------------------

1.  The computer room shall be cooled by a separate air cooled supplemental air
        -------------
conditioning system provided by Tenant.

2. Separate and complete exhaust systems shall be provided to exhaust lunch room and toilet rooms (including janitor's closet).

3.  If zone control is required in excess of the number of vav boxes provided in
Item I, Page 4 of 7, the Tenant shall be responsible for the cost.

4.  Items 1 and 3, from Page 3 of 7, Section G.

Tenant may improve the Premises above and below the ceiling in addition to the Landlord's Work and Tenant's Work identified herein at Tenant's Expense with Landlord's approval which approval shall not be unreasonably withheld, conditioned or delayed.

                                 COMMERCE COURT
                             HVAC SYSTEMS CRITERIA
                                  MAY 17, 1995



GENERAL DESIGN CRITERIA FOR ANY LOCATION
----------------------------------------

1.   HVAC

     A.   Outside Design Conditions

          1.   Summer:  91 Degrees F DB, 72 Degrees F WB
          2.   Winter:  0 Degrees F DB

     B.   Indoor Design Conditions

          1. Summer:  75 Degrees F DB
                         55% relative humidity, Max.
          2.    Winter:  72 Degrees F

     C.   Minimum Outside Air Rate: 20 c.f.m. of outside air per person.

     D.   Lighting Heat Gain per usable square foot

          1.   Office Area

               a.    Private Offices          2 watts/usable square foot
               b.    Conference Rooms         2 watts/usable square foot
               c.    Toilet Rooms             2 watts/usable square foot
               d.    Open Offices             2 watts/usable square foot
               e.    Waiting/Recep.           2 watts/usable square foot
               f.    Storage Rooms            1 watt/usable square foot
               g.    Computer Room            2 watts/usable square foot
               h.    Lunch Room               2 watts/usable square foot
               i.    Work Rooms               3 watts/usable square foot

     E.   Miscellaneous Heat Gain

          1.   Areas

               a.    Computer Room            30 watts/usable square foot*
               b.    Storage Rooms            1.5 watts/usable square foot
               c.    Open Office Areas        2 watts/usable square foot
               d.    Private Offices          2 watts/usable square foot

                                 COMMERCE COURT
                             HVAC SYSTEMS CRITERIA
                                  MAY 17, 1995


               e.    Work Rooms 2 watts/usable square foot

*Tenant shall install at Tenant's cost a separate air conditioning system within the computer room. Power to the computer room and computer room HVAC shall be separately metered. The meter shall be provided by Tenant at Tenant's cost.

The HVAC system shall accommodate an average of 4 watts/usable square foot over the entire demised premises.

     F.   Occupancy

          1.   Areas

               a.    Conference Rooms    1 person/15 square feet
               b.    Open Office Areas   1 person/225 square feet
               c.    Lobby               6 people
               d.    Corridors           I person/400 square feet
               e.    Storage             1 person/800 square feet
               f     Lunchroom           1 person/25 square feet
               g.    Closed Office Area  1 person/100 square feet
               h.    Work Rooms          1 person/225 square feet

     G.   Ventilation and/or Exhaust Air Rate

          1. Provide 400 c.f.m. cabinet exhaust fan and duct systems in conference rooms, with adjustable, wall mounted speed control. Duct outlet into return air plenum at Tenant's expense.

          2.   A minimum of 20 c.f.m. per person outside air.

          3. Any smoking area or food preparation area or areas with noxious fumes shall be exhausted directly to the outside, not the return air ifenum, at Tenant's expense.

     H. Sound and Vibration Control shall follow ASHRAE Guidelines for Sound and Vibration Control. The resulting noise levels created by the base building mechanical systems shall not exceed the NC Values established below:

                                 COMMERCE COURT
                             HVAC SYSTEMS CRITERIA
                                  MAY 17, 1995

          1.   Areas                      NC
               -----

               a.    Conference Rooms     30
               b.    Private Offices      35
               C.    Open Office Areas    40
               d.    Halls and Corridors  45
               e.    Computer/Proposal    45


Installation of conference rooms or private offices immediately adjacent to the fan/mechanical rooms may not be within the above tolerances.

     I. Automatic Temperature Control: The following temperature control zones shall be provided with separate automatic temperature control:

          Landlord shall provide 40 vav boxes within the entire demised premises.

     J.   Air Circulation

          1. Open Areas: Air diffusers shall be designed to serve 400 usable square feet per Device.

          2. Closed Office Areas: Maximum of 150 usable square feet per presently installed or relocated linear diffusers.

     K.   Diffusers

          Landlord shall provide Tenant, at Landlord's expense, with the following quality and type of diffusers in quantities not to exceed one (1) for every 400 usable square feet of interior area:

          1. 2x2 - lay-in diffusers - square louvered face, steel construction with: offwhite enamel finish, volume damper, control grid and lay-in panel-Tuttle & Bailey Inc, type DME.

          2.   Supply diffusers presently installed within the Premises.

          3. Return grille - fixed horizontal steel bars with off-white enamel finish, volume damper - 42 degree deflection blades, overlap margin - Tuttle & Bailey Inc, type T70D at Tenant's expense.

                                 COMMERCE COURT
                             HVAC SYSTEMS CRITERIA
                                  MAY 17, 1995


SPRINKLERS
----------

Landlord shall sprinkler the premises using concealed heads at Landlord's sole cost and will be installed per application to accommodate Tenant's plan. Tenant must supply plans of their demised premises not later than May 19, 1995. If plans are not received by said date, sprinklers will be installed at a quantity of one (1) head for 196 usable square foot. Any changes thereafter will be at the Tenant's expense. Any pre-action or other fire suppression system required by Tenant will be at Tenant's expense,.


CEILING TILE
------------

Ceiling Tile Specification:

Landlord shall provide Tenant with the ceiling tile specified below or an equivalent allowance:

     Manufacturer:  USG
     2 x 4 tiles for use with the existing 15/16" exposed grid


     High NRC Millennia for use in open office areas and corridors.
     Number:     76201
     Edge:       SLT - Shadow Line Tapered

     Millennia:  For all other enclosed spaces
     Number:     76705
     Edge:       SLT - Shadow Line Tapered

PERFORMANCE SPECIFICATION
WESCO OFFICE RELOCATION
COMMERCE COURT, 7TH FLOOR

EXISTING FACILITIES
-------------------

1. There are two electrical closets on the seventh floor serving from the south east and south west areas of the building. Each closet has a 480/277 volt, 3-phase, 4-wire, 400 ampere power panel and a 208/120 volt, 3-phase, 4-wire, 400 ampere power panel. The feeders serving these panels also serve similar panelboards on the fifth and sixth floor riser.

2. The Commerce Court allowance per tenant area is 4 watts per usable square foot.

3. Included in the e.g. space are two 480 volt feeders serving a 45 KVA and 50 KVA, 480 to 208/120V step down transformer. Both of these feeders are metered separately from the tenant allowance. The 45 KVA = transformer and two 225 ampere, 208/120 volt, 3-phase, 4-wire panelboards are located in the present tele-communication room. The 50 KVA transformer and one 225 ampere, 208/120 volt, 3-phase, 4-wire panelboard are located in the closet in the present lounge area.

4. There is a 600 ampere, 3 pole enclosed circuit breaker and associated 600 ampere, 480/277 volt panelboard in a corridor along the east side of the atrium. There is also a 100 ampere panel next the 600 ampere panel. The 600 ampere panel does not have feeder connected to it. These panels and circuit breaker will be removed by Landlord at Landlord's expense.

5. There is a 600 ampere, 3 pole enclosed circuit break in another corridor along the east side of the atrium. There is a 600 ampere 3-phase, 4-wire panelboard 'TE' that served Liebert units for the past tenant. There is also a 100 ampere, 120/240 volt, single phase. 3 wire panelboard 'TD' next to panel 'TE'. Tenant will reuse this equipment at no cost to Tenant.

6. There are two telephone closets serving the floor at the southeast and at the north west areas of the floor. There is also a telephone riser in the present telecommunications room of the previous tenant. There is a combination of fiber optic and copper wiring in the closets. Tenant shall gain access to telephone lines at the Bell Telephone point of demarcation.

PERFORMANCE SPECIFICATION
WESCO OFFICE RELOCATION
COMMERCE COURT, 7TH FLOOR

WESCO REQUIREMENTS
------------------

1. For a typical office with a high concentration of personal computers and video display terminals, the electrical load may be in the range of 1.5 to
     2.5 watts per square feet.

2. The illumination of the general office areas shall be approximately 65 foot candles maintained, utilizing 18 cell parabolic three (3) tube light with integral air return. The lighting load should be approximately 1.5 to 2.0 watts per square feet utilizing T8 type lamps and electronic ballasts. Lights shall be disbursed at an average of one per 90 usable square feet at Landlord's cost.

3. Tenant shall furnish and install approximately 1,100 linear feet of cable tray, with Landlord's cooperation while Landlord performs Landlord's ceiling work, above the finished ceiling from the computer room along the outside perimeter office and a run around the center core area. The cable tray shall be heavy duty aluminum, 6-inch inside depth, minimum 18-inches wide. Cable tray to be provided by Tenant.

4. The existing 208/120 volt power panels in the electrical closets shall be modified at Tenant's expense replacing single pole circuit breakers with 225 ampere, 3-pole circuit breakers to service sub-panelboards in the office areas. The sub-panelboards shall have panel level surge protection, provided by Tenant.

5. The computer room shall be supplied through an uninterruptable power supply system fed from the tenant metered feeders at Tenant's expense.

6. The lighting branch circuit wiring shall be supplied from the 480/277 volt building system panelboards.

7. Data/communication wiring shall be plenum type furnished and installed at Tenant's expense.

                            COMMERCE COURT BUILDING

                         BUILDING STANDARD TENANT AREA

                              FINISHES & MATERIALS


PARTITIONS:

Interior partitions shall be ceiling height, 5/8" drywall on 3-5/8" metal studs spaced at 2411 o.c.

Demising partitions, not exceeding 10% of the aggregate allowance, shall be 5/8" drywall type, "XI, drywall on 3-5/8" metal studs placed at 241, o.c. with 1-1/2 sound attenuating batt installation from the floor to the underside of the floor above.

DOOR OPENINGS:

Interior doors shall be 7' 2", solid core wood, prefinished rotary sawn Red Oak, with painted hollow metal frame.

Corridor doors shall be 7' 2", "C" or "B" label wood prefinished, rotary sawn Red Oak with painted hollow metal frame. Fire ratings to be provided as required by applicable code.

DOOR HARDWARE: Each interior door to be provided with one and one-half pair of plain butt hinges 45OTBB with building standard latch set "8U15". Each corridor door to be provided with one and one-half pair of plain butt hinges 45OTBB with building standard cylinder deadbolt lock set and exposed door closer.

CEILINGS:  Ceilings to be mechanically suspended 2 x 4, lay-in acoustical tile.

FLOOR:  Reinforced concrete slab with 350 psf live load.

FLOOR COVERING: Installed floor covering to be equal to or greater than $11.25 per square yard. Base of 4" rubber at all exterior walls, columns and partitions.

PAINTING: All drywall surfaces shall be painted with two coats paint from building standard color selection. Doors and trim which are not prefinished shall be painted with two coats paint.

WINDOW DRESSING:  Thin-lined venetian blinds on all exterior windows.

                                 Schedule II-1.

ELECTRIC SERVICE: The service capacity of electricity at the electric closets shall be 4 watts average per square foot.

LIGHTING: 2" x 4' recessed, full return-air troffer parabolic fixtures provided in the ratio of one fixture per 90 usable square feet of ceiling area.

HVAC: A complete heating, ventilating and air conditioning system utilizing perimeter radiation and interior variable volume air handling and cooling designed to allow for a maximum of 4 watts of electricity (lighting and power) per square foot in any given space or room, an average population density of one person for each 150 usable square feet, and a total connected load for office equipment and appliances not in excess of two volt-amperes per usable square foot. Balancing of such system shall take place within a reasonable time after occupancy and it is understood that installation of the system shall be deemed completed prior to such balancing.

SUBSTITUTIONS: Other approved materials, equipment and fixtures may be substituted by Tenant for those specified as building standard, provided that any extra cost thereof, including overhead and handling fees, shall be payable in full upon billing.

OMISSIONS: With approval, building standard materials, equipment and fixtures may be omitted or otherwise provided as required by Tenant in less than allowed quantities in which event a credit shall be granted for the omitted items or quantities against the cost of approved substitutions or additions. No cash credits shall be given.

                                 Schedule II-2.

                                   EXHIBIT C

                             RULES AND REGULATIONS

                         OF THE COMMERCE COURT BUILDING


COMMERCE COURT
RULES AND REGULATIONS

DEFINITIONS: Wherever in these rules and regulations the word "Tenant" is used, it shall be taken to apply to and include Tenant and his agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and sender as the circumstances require. The word "Premises" is to be taken to include the space covered by this Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord.

CONSTRUCTION: The streets, sidewalks, entrances, halls, passages, elevators, stair ways and other common area provided by Landlord shall not be obstructed by Tenant or Landlord or used by them for any other purpose than for ingress and egress.

WASHROOMS: Toilet rooms, water closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.

INSURANCE REGULATIONS: Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the fire department or the fire laws, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the rooms, now existing or hereafter enacted or promulgated by any governmental authority or by the National Fire Protection Association and the Insurance Service Office of Pennsylvania or similar organizations.

GENERAL PROHIBITIONS: In order to insure proper use and care of the Premises, Tenant shall not:

(a)  Keep animals or birds in the Premises.

(b)  Use the Premises as sleeping apartments.

(c) Allow any sign, advertisement or notice to be fixed to the Building, inside or outside, without Landlord's consent.

                                  Exhibit C-1

(d) Make improper noises or disturbances of any kind; play or operate any musical instrument, radio or television without consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.

(e) Mark or defile elevators, water closets, toilet rooms, walls, windows, doors or any other part of the Building.

(f) Place anything on the outside of the Building, including room setbacks, window ledges and other projections; or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.

(g)  Cover or obstruct any window, skylight, door or transom that admits light.

(h) Fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork or partitions; nor shall the same be painted, papered or otherwise covered or in any way marked or broken without consent of Landlord, except that pictures and other items may be hung on the walls of the Premises consistent with those typically contained in first class office buildings.

(i)  Operate any machinery other than small office equipment.

(j)  Interfere with the heating or cooling apparatus.

(k)  Allow anyone but Landlord's employees to clean rooms.

(1)  Leave the Premises without locking doors and extinguishing all lights.

(m)  Install any shades, blinds or awnings without consent of Landlord.

(n)  Use any electric heating device without permission of Landlord.

(o) Install call boxes or any kind of wire in or on the Building without Landlord's permission and direction.

(p) Manufacture any commodity or prepare or dispense any foods or beverages, tobacco, drugs, flowers or other commodities or articles without the consent of Landlord, other than is typically permitted in other first class office buildings.

(q)  Secure duplicate keys for rooms or toilets, except from Landlord.

                                  Exhibit C-2

(r) Give his employees or other persons permission to go upon the roof of the Building without the consent of Landlord.

(s) Place door mats in public corridors without consent of Landlord, which consent shall not be unreasonably withheld or delayed.

PUBLICITY: Tenant shall not use the name of the Building in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Signs on interior glass doors will be painted only by the person designated by Landlord, the cost of the painting to be paid by Landlord.

RECIPROCAL EASEMENT AGREEMENT: Tenant shall not use the Premises in any way which will be in violation of the Reciprocal Easement and Operating Agreement dated May 19, 1981 between the Pittsburgh History & Landmarks Foundation and Landlord.

MOVING OF EQUIPMENT: Landlord reserves the right to designate the reasonable time when and the method whereby freight, small office equipment, furniture, safes or other like articles may be brought into, moved or removed from the Building or rooms, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from the Premises for the purpose of removing same from the Building without the express consent of both Landlord and Tenant. Tenant agrees that it shall not exceed the floor load limit in the Building of 150 pounds per square foot.

PUBLIC ENTRANCE: Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its tenant. Persons entering the Building after 6:00 PM on business days and at all times on Saturday, Sunday and holidays must sign the register maintained for that purpose.

REGULATION CHANGES: Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein so long as such rules and regulations do not unreasonably interfere with Tenant's access to and permitted use of the Premises and such rules and regulations, to the extent practicable, apply uniformly to all tenants in the Building. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.

                                  Exhibit C-3

                                   EXHIBIT D

                           HOUSEKEEPING SPECIFICATION

                                 COMMERCE COURT


CLEANING OF RETAIL AREA

Night Cleaning of Retail Areas, All Building Entrances, Elevator Lobbies, and All Other Public Areas.

1. Sweep, damp mop and buff pavers nightly. Refinish with a complete strip on an as needed basis dictated by Oxford Development Company, but not less than once per quarter.

2. Wipe down all metal surfaces at entrances, railings, columns, elevator lobbies and elevators nightly with appropriate cleaning products.

3. All wall surfaces excluding high work are to be dusted nightly using approved method to remove fingerprints and smudges.

4. High dust and wash glass elevator exteriors including surrounding partitions weekly.

5. All exterior and interior cigarette urns or trash receptacles are to be cleaned continuously. Clean sand and/or plastic receptacle liners as required. This includes the public telephone area.

6. Rain mats will be appropriately placed when needed and when not in use stored in designated areas. Such mats shall be stored and ready for use in a clean condition.

7. Lobby console and directory shall be cleaned as required daily to maintain a clean appearance.

8. Telephones are to be cleaned and disinfected a minimum of two times per day including weekends.

9. Any debris found in the fountain is to be removed immediately, day and night.

                                  Exhibit D-1

Monthly Retail Cleaning:

1.   All high work including dusting, spot cleaning and dusting HVAC diffusers.

GENERAL CLEANING

Nightly Office Cleaning:

1. Sweep or dust mop all hard surface flooring/1/ to insure dust free floors, with special attention to hard to reach areas. Remove all gum and foreign matter on sight.

2.   Spot mop hard surface floors for spills, smears and foot tracks.

3.   Vacuum all carpeted traffic areas in offices and public corridors.

4.   Spot clean carpeting where necessary and possible.

5. Empty and dust all wastebaskets and disposal receptacles, wash ashtrays and install new liners as necessary.

6. Collect and remove recyclable paper, computer paper, cardboard and non-recyclables. All recyclable materials should be placed in the designated holding area.

7. Dust clean all horizontal surfaces such as desks, leather and vinyl chairs, credenzas, files, window sills, chair rails, pictures (within reach) and tables. Contractor's personnel shall not disturb papers on desks, files, tables, or stacked on the floor and shall not dust computer screens or keyboards.

8.   All telephones are to be washed and disinfected nightly.

9. Spot clean entrance door glass, walls around light switches, door frames and glass partitions.

10.  Wash clean and polish all water fountains.

11. Police and maintain elevator cabs, polish doors and tracks and vacuum or mop floors.

____________________
/1/. Hard Surface Flooring - Freight elevator lobbies, vending/lunch areas, computer rooms and mailrooms.

                                  Exhibit D-2

12. When work is completed, lights are to be turned off, all doors found locked are to be re-locked, freight elevator lobby doors and floors secured.

Weekly Office Cleaning:

1.   Wash reception area glass to all tenant spaces.

2.   Polish all brass at entrance doors and kick plates on bottom of all doors.

3.   Vacuum entire carpeted area using a crevasse tool where necessary.

4.   Mop clean hard surface floors.

5.   Dust elevator jambs and polish tracks, door openings and cabs.

6. Mop clean all computer room floors, changing water solutions frequently. Floors are not to be saturated-water should not penetrate into the air space below.

7. Clean and polish furniture including desks, chairs, credenzas and cabinets. No dusting, polishing, or spraying of cleaning products is to be done on any computer equipment.

Monthly Office Cleaning:

1. Dust all areas not done regularly including, but not limited to, cove base, HVAC diffusers, thermostats and all corners of the office.

     Note: Any special cleaning requests by tenants, such as carpet extraction, bonnet cleaning of carpet, dishwashing, kitchen cleaning, refrigerator cleaning, etc., is to be directed to and coordinated by Oxford Development Company. Contractor shall not schedule directly with or invoice directly to Commerce Court tenants.

RESTROOMS

Nightly Cleaning Service:

1.   Sweep, wet mop and disinfect all flooring including base.

2.   Wash and disinfect all basins, bowls and urinals.

3.   Scrub and wash clean underneath sinks, bowls and urinals.

                                  Exhibit D-3

4. Wash and polish all mirrors, powder shelves and brightwork, including drain pipes under the counter top.

5.   Wash and disinfect both sides of all toilet seats.

6.   Spot clean walls, partitions and entry doors.

7. Replace roll tissue, hand towels, hand soap, sanitary products and waxed paper bags.

8.   Remove all trash and disposed feminine hygiene products.

9.   Dust clean tops of all partitions and wall mounted dispensers.

Monthly Cleaning Service:

1.   Spray wax and buff floors.

Quarterly Service:

1.   Strip and machine scrub flooring, reseal, apply two coats of wax and buff.

2.   Thoroughly wash partitions.

3.   Wash all ceramic tile walls.

DAY CLEANING DUTIES:

Adequate personnel shall be assigned to perform the following services and any additional duties as directed by the building manager.

Day Porter:

1. Check all public areas constantly, both interior and exterior, picking up all foreign matter on site.

2. All exterior and interior cigarette urns or trash receptacles are to be cleaned continuously. Clean sand and/or plastic receptacle liners as required. This includes the public telephone area.

                                  Exhibit D-4

3. Police floors in men's restrooms; to be checked a minimum of twice daily (morning and afternoon). Spot clean fixtures and under urinals, and re-stock paper products as needed.

4.   Police stairways (sweep and damp mop weekly).

5. Rain mats will be appropriately placed when needed and when not in use stored in designated areas. Such mats shall be stored and ready for use in a clean condition.

6. Any debris found in the fountain is to be removed immediately, day and night.

7. Move furniture, make deliveries and attend to other duties as requested by Oxford Development Company.

Day Matron:

1. Police floors in all ladies restrooms; to be checked a minimum of twice daily (morning and afternoon). Spot clean fixtures and re-stock paper products as needed.

2. All wall surfaces are to be spot cleaned removing all fingerprints and smudges. Telephones are to be cleaned and disinfected a minimum of two times per day including weekends.

3. Any debris found in the fountain is to be removed immediately, day and night.

4.   Attend to other duties as requested by Oxford Development Company.

5. The day matron will be responsible for the collection of money from and the re-stocking of sanitary napkin machines. All monies are to be returned to Oxford Development Company along with a re-stocking inventory list provided by Oxford Development Company.

Freight Elevator Operator:

1.   Operate freight elevator for vendors, tenants, cleaners, engineers, etc.

2. Sign in and out all deliveries including company name, individual name and destination on freight log provided by Oxford Development Company.

                                  Exhibit D-5

3. Maintain freight elevator and elevator lobbies daily sweeping and mopping as needed on all floors.

4. Maintain loading dock area; police all papers, boxes and debris; sweep daily and hose down as needed (but no less than once per week weather permitting). Remove all debris under and around the trash compactor and any dumpsters at the dock.

5. Remove snow and ice from dock area as soon as possible and use snow melting chemicals provided by Oxford Development Company.

     The "loading dock" is that area between Bobby Rubino's service entrance and Roy Rogers service entrance from the building out to Carson Street.

Night Cleaning of Building Services Areas:

1. Slop sink rooms, storage rooms, locker rooms, employee toilet rooms, and lunch rooms are to be kept neat, clean and orderly at all times. Walls, lockers, and floors shall be cleaned, washed, and/or waxed as required.

2. Freight elevator areas are to be kept neat, clean, and orderly at all times.

3. Resilient floor surfaces in service corridors are to be washed nightly, buffed weekly, and stripped and refinished bimonthly.

4. All wall surfaces in service corridors are to be dusted weekly. Fingerprints, graffiti, and smudges are to be removed as required.

5.   High dust or wash all air conditioning ceiling fixtures once a year.

6. Loading dock and trash room area to be swept daily and floor areas hosed down as required. Wall surfaces are to be cleaned weekly. Overhead equipment dusted yearly.

WINDOW CLEANING:

Exterior windows in the Building shall be cleaned on a basis consistent with other first class office buildings in the Pittsburgh area.

                                  Exhibit D-6

                         [EXHIBIT "E" 6th FLOOR PLAN]

                                  Exhibit E-1

                            FIRST AMENDMENT TO LEASE
                            ------------------------


          THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made as of the ___ day of June, 1995 by and between COMMERCE COURT PROPERTY HOLDINGS TRUST, a Pennsylvania business trust (the "Landlord")

                                     A N D

WESCO DISTRIBUTION, INC., a Delaware corporation (the "Tenant").

          WHEREAS, Landlord and Tenant are parties to that certain Office Lease Agreement dated May 24, 1995 (the "Lease"), with respect to space in the Commerce Court Building, Four Station Square, City of Pittsburgh, Allegheny County, Pennsylvania (the "Building"); and

          WHEREAS, the Lease, in Paragraph 53 thereof, provides Tenant with an option to lease an additional 6,865 square feet of leasable area on the 6th floor of the Building, which space is described on Exhibit "E" to the Lease as "Vacant" (the "Option Space"), with such option being exercisable within ten business days of the execution of the Lease by Tenant; and

          WHEREAS, by written notification dated June 2, 1995, Tenant notified Landlord of its intention to exercise its option to lease the additional space; and

          WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter provided, to reflect the additional space to be leased by Tenant.

          NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and in the Lease, the parties hereto, intending to be legally bound do hereby covenant and agree as follows:

          1.   DEFINED TERMS.  All terms used herein, and not otherwise defined,
               -------------
have the same meaning ascribed to them in the Lease. Any terms which are used in this Amendment and which are defined in this Amendment shall have the meanings ascribed to them herein.

          2.   PREMISES.  The Option Space shall be added to the Premises,
               --------
effective October 1, 1995. Notwithstanding anything contained in the Lease (including, without limitation, the Schedule of Lease Terms) to the contrary, effective October 1, 1995, the square foot area of the Premises will for all purposes be deemed to be 60,369 square feet of rentable area. Accordingly, effective October 1, 1995, each reference in the Lease to "53,504 square feet of rentable area" shall be deleted and "60,369 square of rentable area" shall be substituted in its stead.

          3.   DELIVERY OF OPTION SPACE.  Landlord shall deliver possession of
               ------------------------
the Option Space to Tenant, with Landlord's Work substantially completed, on or before October 1, 1995. The third sentence of the second grammatical paragraph of Paragraph 4 of the Lease shall not apply with respect to the Option Space.

          4.   RENT.  Paragraph 4 of the Schedule of Lease Terms hereby is
               ----
deleted in its entirety and the following shall be substituted in its stead:

          4.   RENT: (a) Total Minimum Rent: $7,596,196.50 payable in equal monthly installments as follows:

                                                             COST PER RENTABLE
                                                             SQUARE FOOT PER
          MONTH(S)                      MONTHLY              ANNUM
          September 1995                 $80,256              $18.00

          October 1, 1995
          through August 31,
          2002                           $90,553.90           $18.00

          Total Minimum Rent and the monthly installments thereof shall be subject to Paragraph 46 of this Lease.

               (b)  Additional Rent:  as set forth in Lease.

          5.   PROPORTIONATE SHARE.  Paragraph 6 of the Schedule of Lease Terms
               -------------------
hereby is deleted in its entirety and the following shall be substituted in its stead:

          6. TENANT'S PROPORTIONATE SHARE: 18.29% (60,369 sq.ft./330,109 sq. ft.) (330,109 square feet is the rentable square footage of the office portion of the Building.)

          6.   MOVE-IN AND MOVING ALLOWANCE.  Notwithstanding anything contained
               ----------------------------
in Paragraph 47 of the Lease to the contrary, Tenant's allowance for the costs and expenses of moving as set forth in Paragraph 47 of the Lease shall be $120,738. Accordingly, each reference in Paragraph 47 of the Lease to Tenant's moving allowance of "$107,008" shall be deleted and "$120,738" shall be substituted in its stead.

          7.   DESIGN ALLOWANCE.  Notwithstanding anything contained in
               ----------------
Paragraph 48 of the Lease to the contrary, Tenant's allowance for the cost and expense of the preparation of Tenant's plans, construction drawings and engineering drawings, as set forth in Paragraph 48 of the Lease, shall be $135,830.25. Accordingly, the reference in Paragraph 48 of the Lease to Tenant's design allowance of "$128,384" shall be deleted and "$135,830.25" shall be substituted in its stead.

          8.   TENANT IMPROVEMENT ALLOWANCE.  Notwithstanding anything contained
               ----------------------------
in the Work Agreement to the contrary, the Tenant Improvement Allowance shall be $1,207,380. Accordingly, the reference in Paragraph (b)(i) of the

Work Agreement to the Tenant Improvement Allowance of "ONE MILLION SEVENTY THOUSAND EIGHTY DOLLARS ($1,070,080)" shall be deleted and "ONE MILLION TWO HUNDRED SEVEN THOUSAND THREE HUNDRED AND EIGHTY DOLLARS ($1,207,380)" shall be substituted in its stead.

          9.   ADDITIONAL RENTAL ABATEMENT.  Without limitation of the
               ---------------------------
provisions of Paragraph 46 of the Lease, the Abatement Period shall apply with respect to the Option Space for the months of October, November and December 1995. Additionally, Tenant shall be entitled to a credit of $10,297.50 as an abatement against the Total Minimum Rent due for January 1996 (resulting in a monthly installment of Total Minimum Rent in the amount of $80,256 being due for the month of January 1996). The abatement period for the Option Space (at the rate of $338.55 per day) shall be extended for a day-for-day basis for each day that the Option Space is not ready for occupancy by the Tenant after September 30, 1995 solely by reason of Landlord's failure to (a) have substantially completed the Landlord's Work in the Option Space by October 1, 1995 or, to (b) otherwise deliver the Option Space to Tenant by October 1, 1995.

          10.  NO FURTHER OBLIGATIONS.  Landlord shall have  no further
               ----------------------
obligations with respect to Paragraph 53 of the Lease except as specifically set forth in this First Amendment to Lease and said Paragraph 53 hereby is deleted.

          11.  WORK AGREEMENT.  Schedule I to the Work Letter, Exhibit 8,
               --------------
Paragraph I states that "Landlord shall provide 40 VAV boxes within the entire demised premises" or one box per 1,337.60 square feet of rentable area. As a result of the addition of the Option Space, Landlord shall provide 45 VAV boxes within the entire demised premises.

          12.  SAVING CLAUSE.   Except as specifically provided herein, the
               -------------
Lease, as amended by this First Amendment to Lease, shall remain unmodified and in full force and effect.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed the day and year first above written.

                                 LANDLORD:

WITNESS:                         COMMERCE COURT PROPERTY

                                 HOLDING TRUST

/s/ Judith P. Wisnieusli         By: /s/
--------------------------          -------------------------------
                                 TENANT:

WITNESS:                         ESCO Distribution, Inc.

/s/ Mark Keough                  By: /s/ R. J. Marchuetz
--------------------------          -------------------------------

                           SECOND AMENDMENT TO LEASE
                           -------------------------

          THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") is made as of the 29th day of December, 1995, by and between COMMERCE COURT PROPERTY HOLDING TRUST, a Pennsylvania business trust (the "Landlord") and WESCO DISTRIBUTION, INC. (the "Tenant").

          WHEREAS, Landlord and Tenant are parties to that certain lease agreement dated May 24, 1995, as amended by that certain First Amendment to Lease dated June, 1995 (the Amendment, together with the Lease, shall hereafter be referred to as the "Lease"), with respect to certain premises (the "Premises") in the Commerce Court Building, Four Station Square, Pittsburgh, Pennsylvania (the "Building");

          WHEREAS, Landlord and Tenant desire, among other things, to change the date on which Tenant shall commence paying monthly installments of Total Minimum Rent and to extend the Term of the Lease as hereinafter provided.

          NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and in the Lease, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

          1.   DEFINED TERMS.  All terms used herein, and not otherwise defined,
               -------------
have the same meanings ascribed to them in the Lease. Any terms which are used in the Lease or in this Second Amendment, which are defined in this Second Amendment, shall have the meanings ascribed to them herein.

          2.   TERM.  Landlord and Tenant agree that Item #3 on the Schedule of
               ----
Lease Terms is amended so that the phrase "August 31, 2002" is hereby deleted and the phrase "October 31, 2002" is substituted in lieu thereof.

          3.   ABATEMENT OF RENT.  Landlord and Tenant agree that on page 33, in
               -----------------
the fifth line of Paragraph 46(a) of the Lease, the words "December, 1995" are hereby deleted and the words "February, 1996" are substituted in lieu thereof.

          4.   SAVING CLAUSE.  Except as otherwise specifically provided herein,
               -------------
the Lease, as amended, shall remain as heretofore.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed the day and year first above written.

WITNESS:                              COMMERCE COURT PROPERTY
                                      HOLDING TRUST
                                      Landlord


/s/ Judith P. Wisnieusli              By: /s/
--------------------------               ----------------------------
                                      Title: Secretary
                                             ------------------------

WITNESS/ATTEST:                       WESCO DISTRIBUTION, INC.
                                      Tenant
                                      By: /s/ R. J. Marchuetz
__________________________               ----------------------------
                                      Title: Vice President, Chief Financial
                                             -------------------------------
                                             and Administrative Officer
                                             --------------------------
                                       3